================================================================================
News                                                          [TXU LOGO OMITTED]
Release

--------------------------------------------------------------------------------
1601 Bryan Street
Dallas, Texas 75201-3411

                                                    FOR IMMEDIATE RELEASE
                                                    ---------------------

    TXU REPORTS STRONG FOURTH QUARTER AND FULL YEAR RESULTS; AFFIRMS OUTLOOK
                         `YEAR OF TRANSITION' SUCCESSFUL
                                                  `
DALLAS - FEBRUARY 2, 2005 - TXU Corp. (NYSE: TXU) today reported consolidated results for the fourth quarter and full year ended December 31, 2004.

o For the fourth quarter of 2004, TXU reported a net loss available for common stock of $626 million, $2.32 per share, compared to net income of $23 million, $0.07 per share for 2003.

o Operational earnings(1), which exclude special items, for the fourth quarter of 2004 were $183 million, $0.67 per share of common stock, compared to $34 million, $0.11 per share for 2003, a 509 percent increase in per share earnings.

o For the full year 2004, TXU reported a net loss available for common stock of $386 million, $1.29 per share, compared to net income of $560 million, $1.62 per share for 2003.

o Operational earnings for the full year were $887 million, $2.82 per share, compared to $544 million, $1.58 per share for 2003, a 78 percent increase in per share earnings.

REPORTED EARNINGS
For the fourth quarter, TXU reported a net loss available for common stock of $626 million, $2.32 per share, as compared to net income available for common stock of $23 million, $0.07 per share for 2003. For the fourth quarter of 2004, reported earnings include a loss from discontinued operations(2) of $288 million, $1.07 per share, and a benefit from cumulative effect of change in accounting principle of $10 million, $0.04 per share. Results from continuing operations before cumulative effect of change in accounting principle were a loss of $341 million, $1.27 per share, for the fourth quarter 2004 compared to income of $39 million, $0.12 per share for 2003. The loss from continuing operations for the fourth quarter of 2004 includes special items, primarily associated with the company's restructuring and performance improvement program, totaling $531 million, $1.94 per share, in net charges (after tax).

For the full year 2004, TXU reported a net loss available for common stock of $386 million, $1.29 per share, compared to income of $560 million, $1.62 per share for 2003. Income from continuing operations before extraordinary gain and cumulative effect of changes in accounting principles was $81 million, $0.27 per share as compared to $566 million, $1.63 per share for 2003. Income from continuing operations for 2004 includes special items totaling $828 million, $2.58 per share, in net charges (after tax).

The cumulative effect of change in accounting principle for 2004, a credit of $10 million, $0.04 per share for the quarter and $0.03 per share for the year, resulted from the adoption, effective October 1, 2004, of Statement of Financial Accounting Standards No. 123, "Share-Based Payment" as revised (SFAS 123R).

Reported and operational earnings per share are diluted. For periods when common stock equivalents are not dilutive, diluted shares are equal to basic shares outstanding.

OPERATIONAL EARNINGS
Operational earnings, which exclude special items, for the fourth quarter of 2004 were $183 million, $0.67 per share, compared to $34 million, $0.11 per share for 2003, a 509 percent increase in per share earnings. TXU's Energy and Electric Delivery segments' significantly improved operational performance, reduced corporate expenses, and fewer average common shares contributed to the improved results.

----------------------------
(1) Operational earnings is a non-GAAP measure that adjusts net income for special items. See attachment 1: Financial Definitions for a detailed definition of operational earnings and other GAAP and Non-GAAP financial measures used in this release.

(2)    See Table 20 for details of discontinued operations.

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

================================================================================

Operational earnings for the full year were $887 million, $2.82 per share, compared to $544 million, $1.58 per share for 2003, a 78 percent increase in per share earnings. TXU's Energy and Electric Delivery segments' improved operational performance, reduced corporate expenses, and fewer average common shares contributed to the improved results.

OUTLOOK AFFIRMED(3)
TXU Corp. affirmed its outlook for 2005 operational earnings of $5.65 to $5.85 per share of common stock. Additionally, the company affirmed its preliminary outlook for 2006 operational earnings in a range of 16 to 20 percent improvement relative to the $5.75 midpoint of the 2005 outlook. Additional details regarding expectations for 2005 are provided on page 16.

"We had a very strong quarter both financially and operationally. For the full year, our restructuring program is working as evidenced by our nearly 80 percent improvement in operational earnings," said C. John Wilder, chief executive officer, TXU Corp. "We have substantially improved customer service, restored financial flexibility, improved credit metrics and lifted the earning and cash power of the company. In 2005, we will continue the transformation of TXU into a high-performance industrial company through a focus on operational excellence, market leadership, and performance management in our three core businesses, while at the same time evaluating potential growth opportunities."

EARNINGS TELECONFERENCE TODAY
TXU will host a teleconference with financial analysts to discuss 2004 results at 10:00 a.m. Central (11:00 a.m. Eastern) today. The telephone numbers are 800-309-0343 in the United States and Canada and 706-634-7057 internationally, with confirmation code 3138891. THE TELECONFERENCE WILL BE WEB CAST LIVE ON TXU CORP.'S WEB SITE AT WWW.TXUCORP.COM FOR ALL INTERESTED PARTIES.

Table 1 provides a recap of operational highlights for 2004 and January 2005.



------------------------
(3) TXU Corp. does not provide net income outlook because it cannot reliably predict future special items or extraordinary events.

================================================================================

================================================================================

TABLE 1: 2004 HIGHLIGHTS
================================================================================
HIGHLIGHT
================================================================================
MANAGEMENT: Named C. John Wilder as chief executive officer in February 2004 and in May named the senior leadership team of Tom Baker, chairman and chief executive of TXU Electric Delivery; Mike Greene, chairman and chief executive of TXU Power; Paul O'Malley, chairman and chief executive of TXU Energy; Kirk Oliver, executive vice president and chief financial officer; Eric Peterson, executive vice president and general counsel; and David Campbell, executive vice president of corporate planning, strategy and risk.
.................................................................................
STRATEGY: Implemented a three-phase restructuring and operational improvement program to restore financial strength, drive performance improvement with a competitive industrialized company perspective, and allocate capital in a disciplined and efficient manner.
.................................................................................
PORTFOLIO  RESTRUCTURING:   Completed  the  sale  of  non-core  businesses,  TXU
Communications, TXU Fuel Company, TXU Australia, and TXU Gas Company, for cash proceeds and assumed debt of $6.5 billion.
.................................................................................
LIABILITY MANAGEMENT: Used proceeds from sales, cash balances and borrowings to improve financial strength, redeploying over $14 billion to purchase, repay or defease $7.2 billion of debt and preferred securities, reduce diluted shares outstanding by 141 million, avoid issuance of as many as 36 million shares of common stock, and invest in core businesses. Overall, total debt (excluding off-credit transition bonds) was reduced from approximately $13.9 billion at the end of 2003 to $11.6 billion in 2004. Credit metrics, including EBITDA to
interest   and  debt  to  EBITDA,   are  expected  to  improve  from  third  and
fourth-quartile industry levels in 2003 to at or near top-quartile levels by the end of 2005.
.................................................................................
PERFORMANCE  IMPROVEMENTS:  Began phase two of the restructuring and operational improvement program with the implementation of the TXU Operating System, strategic sourcing, and other initiatives to achieve operational excellence and cost leadership, commercial excellence and customer service leadership and human performance leadership all focused on driving and rewarding high performance. Also began implementation of performance initiatives on continued investment in transmission and distribution infrastructure to reduce congestion, improve reliability and serve native load growth; continued improvement of customer service and customer retention through streamlined voice response systems, improved first call resolution and customer satisfaction rates, loyalty reward programs and other initiatives; continued improvement in optimization of purchased power versus higher heat rate gas generation to reduce fixed costs and costs of electricity sold; and continued investment in the communities served through financial aid to assist with electric bills and other programs. Launched a partnership with Capgemini Energy, a joint-venture providing business support services to TXU, transferring approximately 3,000 full-time and contracted TXU employees to the new company, enabling improved customer service and providing estimated cost savings of approximately $175 million by 2005.
.................................................................................
CAPITAL ALLOCATION: Began phase three of the restructuring and operational improvement program by refining the capital allocation strategy to adhere to a disciplined and dynamic capital allocation approach, rebasing the dividend from an annual rate of $0.50 to $2.25 per share of common stock (a 350 percent increase) and establishing a framework for future growth. Refinement of this framework and evaluation of attractive opportunities will be a management priority in 2005.
.................................................................................
RISK REDUCTION: Settled a consolidated shareholder class action suit and potential claims from TXU Europe Ltd. and its major creditors, significantly eliminating legal proceeding exposure.
.................................................................................
GOVERNANCE REFORM: Initiated a program to achieve corporate governance best practices, which included hiring a chief governance officer; conducting an intensive governance workshop; implementing age and membership requirements for board members, and selecting Dr. Jack Little as Lead Independent Director.
================================================================================

CONSOLIDATED RESULTS
Tables 2a and 2b reconcile operational earnings to reported net income available for common stock and show the shares and adjustments included in the calculation of diluted earnings per share.

TABLE 2A: RECONCILIATION OF OPERATIONAL EARNINGS TO REPORTED NET INCOME Q4 04 VS. Q4 03, YTD 04 VS. YTD 03; $ PER SHARE AFTER TAX

============================================================================================================================
FACTOR                                                                 Q4 04           Q4 03          YTD 04         YTD 03
============================================================== ============== =============== =============== ==============
NET INCOME (LOSS) TO COMMON                                            (2.32)           0.07           (1.29)          1.62
............................................................... .............. ............... ............... ..............
   Discontinued operations                                              1.07            0.03           (1.26)         (0.20)
............................................................... .............. ............... ............... ..............
   Extraordinary gain                                                      -               -           (0.05)             -
............................................................... .............. ............... ............... ..............
   Cum. effect of changes in accounting principles                     (0.04)              -           (0.03)          0.15
............................................................... .............. ............... ............... ..............
   Premium on EPMIs                                                        -               -            2.83              -
............................................................... .............. ............... ............... ..............
   Preference stock dividends                                           0.02            0.02            0.07           0.06
............................................................... .............. ............... ............... ..............
INCOME (LOSS) FROM CONTINUING OPERATIONS                               (1.27)           0.12            0.27           1.63
............................................................... .............. ............... ............... ..............
   Preference stock dividends                                          (0.02)          (0.02)          (0.07)         (0.06)
............................................................... .............. ............... ............... ..............
   Effect of diluted shares calculation                                 0.02            0.01            0.04           0.01
............................................................... .............. ............... ............... ..............
   Special items                                                        1.94               -            2.58              -
............................................................... .............. ............... ............... ..............
OPERATIONAL EARNINGS                                                    0.67            0.11            2.82           1.58
============================================================================================================================

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

================================================================================

Table 2b demonstrates the dilution calculation for reported and operational earnings per share for fourth quarter and full year 2004.

TABLE 2B: CALCULATION OF EARNINGS PER SHARE(4)
Q4 04 AND YTD 04; $MILLIONS, MILLION SHARES, $ PER SHARE

============================================================================================================================
                                                                       Q4 04           Q4 04          YTD 04         YTD 04
FACTOR                                                              REPORTED     OPERATIONAL        REPORTED    OPERATIONAL
============================================================== ============== =============== =============== ==============
NET LOSS TO COMMON                                                      (626)                           (386)
............................................................... .............. ............... ............... ..............
OPERATIONAL EARNINGS                                                                     183                            887
............................................................... .............. ............... ............... ..............
   Interest on EPMIs, convertible senior notes                             -               -               -             18
............................................................... .............. ............... ............... ..............
DILUTED EARNINGS
............................................................... .............. ............... ............... ..............
  Basic shares                                                           270                             300
............................................................... .............. ............... ............... ..............
  Diluted shares                                                                         274                            321
............................................................... .............. ............... ............... ..............
DILUTED EARNINGS PER SHARE                                             (2.32)           0.67           (1.29)          2.82
============================================================================================================================

Special items in the fourth quarter and year-to-date 2004 periods primarily relate to TXU Corp.'s major restructuring and operational improvement program. Because of the nature and significance of these items, presentation of results after adjustment for the items allows for a more meaningful analysis of the underlying performance of the business. Special items in the fourth quarter relate primarily to debt retirement expenses associated with the company's liability management program, lease termination and impairment expenses related principally to gas-fired combustion turbines and certain mining equipment, expenses associated with the termination of a power purchase and tolling agreement and realization of the deferred gain on the sale of the related power plants, accrual of a reserve for a potential rate case settlement in the Electric Delivery segment and severance and certain other expenses related to the company's operational improvement program, somewhat offset by the adjustment to a litigation settlement reserve as a result of settlement of a class action suit. Special items for the year-to-date period also include software project write-offs related to the business services outsourcing partnership, Capgemini Energy, other severance-related charges arising from organizational realignments, a write-down of spare parts inventories for excess items on hand, impairments of generation-related assets due to closures, one-time compensation expenses and the expense for settlement of a class action lawsuit, somewhat offset by the benefit of a reduction in tax reserves associated with the 2002 write-off of the TXU Europe investment. Special items are described in Table 3.


-----------------------------
(4) For the fourth quarter 2004, the dilution calculation for operational earnings reflects the addition to net income of interest on the convertible senior notes of $0.2 million after tax and addition of 4.2 million shares related primarily to the effect of share-based compensation (3.4 million), the convertible senior notes (0.7 million) and the equity-linked securities (0.1 million). For the year 2004 operational earnings dilution calculation, the $17.2 million after-tax interest expense on the TXU Energy Co. exchangeable preferred membership interests (EPMIs), which were repurchased by TXU Corp. on April 26, 2004, and the $0.6 million after-tax interest on the senior convertible notes are added to net income and 20.3 million shares are added to the share average share count, related primarily to the effect of the EPMIs (18.3 million), share-based compensation (1.3 million), and the convertible senior notes (0.7 million) . The diluted earnings per share calculation for the year 2003 adds the $53 million of interest expense on the EPMIs to net income and divides by the 379 million average diluted shares.

================================================================================

================================================================================
TABLE 3:  DESCRIPTION OF SPECIAL ITEMS
Q4 04 AND YTD 04; $MILLIONS AND $ PER SHARE AFTER TAX

==============================================================================================================================
                                          MAIN EARNINGS                             YTD       YTD      YTD 04        YTD 04
SPECIAL ITEM                                 CATEGORY         Q4 04     Q4 04        04        04        CASH      NON-CASH(5)
======================================= =================== ======== ========= ========= ========= =========== ===============
Energy segment:
........................................ ................... ........ ......... ......... ......... ........... .............
   Software projects write-off            Other deductions        -         -        69      0.22           -            69
........................................ ................... ........ ......... ......... ......... ........... .............
   Severance and related expenses         Other deductions       11      0.04        72      0.22          45            27
........................................ ................... ........ ......... ......... ......... ........... .............
   Inventory/gas plant write-downs        Other deductions        -         -        55      0.17                        55
........................................ ................... ........ ......... ......... ......... ........... .............
   Lease termination expense              Other deductions      117      0.43       117      0.37          15           102
........................................ ................... ........ ......... ......... ......... ........... .............
   Power contract settlement expense      Other deductions       66      0.24        66      0.20         112           (46)
........................................ ................... ........ ......... ......... ......... ........... .............
   Disposition of property                    Other income      (38)    (0.14)      (50)    (0.15)        (12)          (38)
........................................ ................... ........ ......... ......... ......... ........... .............
   Other charges                          Other deductions        9      0.03        10      0.03          10
........................................ ................... ........ ......... ......... ......... ........... .............
Electric Delivery segment:
........................................ ................... ........ ......... ......... ......... ........... .............
   Rate case settlement reserve           Other deductions       14      0.05        14      0.04           -            14
........................................ ................... ........ ......... ......... ......... ........... .............
   Severance/other expenses               Other deductions        6      0.02        19      0.06          11             8
........................................ ................... ........ ......... ......... ......... ........... .............
Corporate and Other:
........................................ ................... ........ ......... ......... ......... ........... .............
   One-time compensation expense                      SG&A        -         -        51      0.16          51             -
........................................ ................... ........ ......... ......... ......... ........... .............
   Transaction professional fees                      SG&A       15      0.06        35      0.11          35             -
........................................ ................... ........ ......... ......... ......... ........... .............
   Litigation settlement expense          Other deductions       (9)    (0.03)       56      0.17           -            56
........................................ ................... ........ ......... ......... ......... ........... .............
   Liability management expense           Other deductions      339      1.24       384      1.20         382             2
........................................ ................... ........ ......... ......... ......... ........... .............
   Severance charges and other            Other deductions        1         -         5      0.02           5             -
........................................ ................... ........ ......... ......... ......... ........... .............
   Income tax benefit                   Income tax expense        -         -       (75)    (0.24)          -           (75)
........................................ ................... ........ ......... ......... ......... ........... .............
      TOTAL                                                     531      1.94       828      2.58         654           174
==============================================================================================================================

CONSOLIDATED OPERATIONAL EARNINGS SUMMARY
Table 4 provides a consolidated summary of major drivers of operational earnings per share. A more detailed discussion of contributions and drivers by segment is provided in Business Segment Results.

TABLE 4:  CONSOLIDATED - OPERATIONAL EARNINGS RECONCILIATION
Q4 04 VS. Q4 03 AND YTD 04 VS. YTD 03; $ PER SHARE
========================================================================
EARNINGS FACTOR                                      QTR            YTD
========================================================================
03 OPERATIONAL EARNINGS                             0.11           1.58
........................................... .............. ..............
   Contribution margin:
........................................... .............. ..............
      Energy segment                                0.41           0.95
........................................... .............. ..............
      Electric Delivery segment                     0.17           0.37
........................................... .............. ..............
   Operating costs                                 (0.01)         (0.09)
........................................... .............. ..............
   Depreciation and amortization                    0.02         (0.10)
........................................... .............. ..............
   SG&A                                            (0.01)         (0.20)
........................................... .............. ..............
   Franchise and revenue based taxes                0.02           0.06
........................................... .............. ..............
   Other income and deductions                      0.03           0.10
........................................... .............. ..............
   Net interest                                     0.02           0.21
........................................... .............. ..............
   Income taxes                                    (0.20)         (0.40)
........................................... .............. ..............
   Effect of reduced shares                         0.11           0.34
........................................... .............. ..............
04 OPERATIONAL EARNINGS                             0.67           2.82
========================================================================

Operational earnings were $0.67 per share of common stock, up 509 percent from $0.11 per share in the fourth quarter of 2003. The increase was driven by a reduction in the average shares outstanding, a $0.34 per share improvement in operational earnings from the Energy segment, an $0.11 per share improvement in operational earnings from the Electric Delivery segment and a $0.01 per share reduction in corporate expenses. All segments were affected by the adoption of SFAS 123R. Under this standard the long-term incentive compensation expense is based upon the fair value of stock-based awards at the date of grant and fixes the expense over the vesting period. This standard resulted in lower long-term incentive compensation expense than would have been accrued under the prior methodology given the increases in TXU's stock price. The decrease in average shares of common stock was primarily due to repurchase of TXU Energy Company's exchangeable preferred membership interests in April, and approximately 84 million shares of common stock between May and November, inclusive. Stock repurchases in the fourth quarter totaled approximately 53.7 million shares, concluding with a 52.5 million share stock repurchase agreement that closed on November 26. Full year operational earnings rose by $1.24 per share over the prior year as a result of increased contributions from each segment. This consisted of a $0.66 per share increase in operational earnings from the Energy segment, a $0.08 per share increase from the Electric Delivery segment, a $0.16 per share reduction in Corporate expenses, and the reduction in average shares. A more detailed review of variances by segment is provided below.



-----------------------------
(5) While these items are reflected in earnings for the current period, the cash impact, if any, will be realized in future periods. These items are considered non-cash for the current period.

================================================================================

================================================================================

CASH FLOW AND FINANCIAL FLEXIBILITY
For the year ended December 31, 2004, cash provided by operating activities was $1.8 billion compared to $2.4 billion for 2003. The decrease primarily reflects the receipt of a $601 million tax refund in 2003. The prior year period also includes approximately $337 million of collections of 2002 receivables primarily due to the billing and collections issues that resulted from opening of the retail electricity market to competition in 2002, somewhat offset by a counterparty settlement payment of $102 million. In 2004, cash provided by operating activities before changes in operating assets and liabilities increased by $974 million over the prior year period, reflecting the increased performance. The $974 million increase is net of $284 million in cash expenditures related to special items detailed in Table 3.

In 2003, cash provided by operating activities was $2.4 billion. This included a $601 million tax refund associated with Europe, and a net $335 million cash inflow from the sale of receivables, a counterparty settlement, and the collection in 2003 of late-billed 2002 receivables. In 2004, cash provided by operating activities was $1.8 billion. This included $284 million in cash special charges and a $185 million use of cash associated with the receivable sales program and storm reserves. Excluding these items from both years, operating cash flow increased 51% from 2003 to 2004.

Total debt plus preferred securities was reduced by $1.5 billion in 2004. Excluding securitization bonds, which is consistent with credit reviews treatment, total debt decreased $2.3 billion. The reduction includes $1.7 billion of debt assumed by the purchaser of TXU Australia. In addition, TXU repaid the $560 million principal amount of bonds associated with its telecommunications business that was sold in 2004. The bonds were classified as liabilities of the telecommunications holding company at December 31, 2003. Outstanding shares of common stock were also reduced by approximately 84 million in 2004. The repurchase of the TXU Energy Company exchangeable preferred membership interests and equity-linked and convertible debt securities resulted in the elimination of an additional 57 million of diluted shares and avoided issuance of as many as 36 million shares.

Table 5 provides a summary of consolidated common stock and return measures.

TABLE 5: CONSOLIDATED - RETURN STATISTICS
PERIODS ENDED 12/31/04 AND 12/31/03; MIXED MEASURES

============================================================================================================================
STATISTIC                                                                                12/31/04    12/31/03      % CHANGE
===================================================================================== ============ =========== =============
Common stock data:
...................................................................................... ............ ........... .............
   Basic shares outstanding-end of period (millions)                                          240         324         (25.9)
...................................................................................... ............ ........... .............
   Return on average common stock equity - based on net income (%)                          (13.0)       10.8             -
...................................................................................... ............ ........... .............
   Return on average common stock equity - based on operational earnings (%)                 30.0        10.5             -
...................................................................................... ............ ........... .............
   Return on average invested capital - based on adjusted net income (%)                      5.7         5.7             -
...................................................................................... ............ ........... .............
   Return on average invested capital - based on adjusted operational earnings (%)            8.4         5.6          50.0
============================================================================================================================

Table 6 represents available liquidity (cash and available credit facility capacity) as of January 28, 2004 and December 31, 2003. TXU plans to maintain minimum available liquidity of $1.5 billion.

TABLE 6: CONSOLIDATED - LIQUIDITY
AVAILABLE AMOUNTS AS OF 1/28/05 AND 12/31/03; $MILLIONS

============================================================================================================================
LIQUIDITY COMPONENT                                                       BORROWER        MATURITY      1/28/05    12/31/03
=================================================================================== =============== ============ ===========
Cash and cash equivalents                                                                                   237         829
................................... ................................................ ............... ............ ...........
$1.4 billion credit facility              TXU Energy Co./TXU Electric Delivery Co.         June 07        1,076           -
................................... ................................................ ............... ............ ...........
$600 million credit facility              TXU Energy Co./TXU Electric Delivery Co.         June 05          525           -
................................... ................................................ ............... ............ ...........
$500 million credit facility              TXU Energy Co./TXU Electric Delivery Co.         June 09          500           -
................................... ................................................ ............... ............ ...........
$500 million credit facility                                        TXU Energy Co.     December 09            -           -
................................... ................................................ ............... ............ ...........
Terminated facilities                                                                                         -       2,284
................................... ................................................ ............... ............ ...........
   Total liquidity                                                                                        2,338       3,113
============================================================================================================================

TXU Corp. has made substantial progress in improving its financial flexibility as demonstrated on Table 7, which shows TXU Corp.'s credit ratio metrics.

================================================================================

================================================================================

TABLE 7: CONSOLIDATED - FINANCIAL FLEXIBILITY MEASURES
YTD 04 AND YTD 03; MIXED MEASURES

==============================================================================================================================
FINANCIAL FLEXIBILITY MEASURE                                                YTD 04        YTD 03        CHANGE      % CHANGE
======================================================================== =========== ============= ============= =============
EBITDA/Interest                                                                 4.0           3.0           1.0          33.3
......................................................................... ........... ............. ............. .............
Debt/EBITDA                                                                     4.2           5.1          (0.9)        (17.6)
==============================================================================================================================

BUSINESS SEGMENT RESULTS
The following is a discussion of operational earnings by business segment.

ENERGY SEGMENT
TXU's Energy segment consists of the electricity generation and consumer, business and wholesale markets activities of TXU Energy Company LLC, principally in the competitive Texas market. TXU Corp. expects to split the Energy segment into TXU Power (electricity generation operations) and TXU Energy (consumer, business, and wholesale markets) for reporting purposes in 2005.

ENERGY SEGMENT: FULL YEAR OPERATIONAL PERFORMANCE
TXU Energy (consumer, business, and wholesale markets) made significant progress in operational excellence and market leadership in 2004.

The segment continued to deliver on its strategy to improve the overall customer experience and be the best in the industry at customer service. Average speed to answer customer calls at the end of the year was 10 seconds compared to over 125 seconds at the end of 2003 and over 300 seconds at one point in 2003. Customer time in the integrated voice recognition system (IVR) was reduced via the rollout of a shorter, more easily navigable IVR. Early results have delivered a 33 percent more effective completion rate which should also result in improved customer satisfaction. Loyalty rewards programs and additional initiatives are expected to further improve the customer experience in 2005. In its first six months of operations, the Capgemini Energy partnership has assisted in delivering these service improvements and is on course to deliver an estimated $115 million of SG&A expense savings in 2005. TXU Energy also made substantial progress in reduction of bad debt expense. Through strengthened payment and collections policies, new market rules, more targeted marketing and other initiatives, total bad debt expense was reduced by $24 million to $91 million in 2004. Retail bad debt was $95 million or 1.5 percent of revenues, down 21 percent from $121 million or 1.8 percent of revenues in 2003.

The business markets group improved its contracting activity through more effective sales coverage, cost reductions and a more customer-focused hedging strategy that protects against volatility in energy prices.

The wholesale markets group made good progress in reducing fuel and purchased power expense. As a result of buying cheaper power in the market, high-heat rate gas plant usage declined by 64 percent from 13 TWh in 2003 to 5 TWh in 2004, delivering effective expense reductions. As part of the ongoing performance improvement program, eight gas-fired units (653 MW) were retired, eight units (2,244 MW) were or are being mothballed, and nine combustion turbines (CTs) (585
MW) are no longer used for TXU's economic benefit. By mothballing generation units and changing the status of the CTs TXU will save an estimated $34 million pre tax in operating costs in 2005, and the termination of an uneconomic power purchase and tolling agreement will save an estimated $22 million in cost of energy sold in both 2005 and 2006. In addition, the company has offered the nine CTs and 5.6 GW of additional gas fired generation to the market for sale or tolling arrangement.

TXU Power's focus on operational excellence led to very strong 2004 performance. TXU Power's nuclear plant produced at a capacity factor of 94.3 percent for 2004 compared to 88.1 percent in 2003. This was achieved while continuing to focus on safety. The lignite plants also operated at record levels, reflecting the early benefits of the TXU Operating System, which is TXU's unique application of lean operating techniques to its power generation plants. Lignite fleet capacity factors exceeded 86 percent during 2004, delivering 42 TWh of electricity. The implementation of the TXU Operating System is well underway at the Martin Lake and Monticello plants and mines with both progressing well. Implementation teams are preparing to continue the rollout at other TXU Power lignite plant and mine locations and at the nuclear plant site during 2005. This progress on the TXU Operating System is a major portion of TXU Power's planned delivery of sustainable operational and earnings improvements in its goal to establish a new benchmark in the generation industry.

ENERGY SEGMENT: FINANCIAL PERFORMANCE
In the fourth quarter of 2004, the Energy segment reported income from continuing operations of $0.01 per share as compared to income from continuing operations of $0.18 per share in the fourth quarter of 2003. Subtracting special items of $0.60 per share, as detailed in Table 3, operational earnings in the fourth quarter of 2004 were $0.61 per share as compared to $0.18 per share in the prior year period, a 239 percent increase. Excluding the effect of lower average shares, the Energy segment operational earnings improved by $0.34 per share, or 189 percent.

================================================================================

================================================================================

For the full year 2004, the Energy segment reported income from continuing operations of $1.36 per share compared to income from continuing operations of $1.31 per share for 2003. Subtracting special items of $1.06 per share and the effect of using diluted shares, operational earnings for 2004 were $2.33 per share compared to $1.31 per share in 2003, a 78 percent increase. Excluding the effect of lower average shares, the Energy segment results improved by $0.66 per share, or 50 percent.

Table 8 reconciles the change in operational earnings from 2003 to 2004 for the fourth quarter and full year periods.

TABLE 8:  ENERGY SEGMENT - OPERATIONAL EARNINGS RECONCILIATION
Q4 04 VS. Q4 03; YTD 04 VS. YTD 03; $ PER SHARE
======================================================================
EARNINGS FACTOR                                     QTR           YTD
========================================= ============== =============
03 OPERATIONAL EARNINGS                            0.18          1.31
.......................................... .............. .............
   Contribution margin                             0.41          0.95
.......................................... .............. .............
   Operating costs                                (0.02)        (0.04)
.......................................... .............. .............
   Depreciation and amortization                   0.06          0.15
.......................................... .............. .............
   SG&A                                            0.02         (0.07)
.......................................... .............. .............
   Franchise and revenue based taxes               0.01          0.02
.......................................... .............. .............
   Other income and deductions                     0.03         (0.03)
.......................................... .............. .............
   Net interest                                   (0.03)        (0.02)
.......................................... .............. .............
   Income taxes                                   (0.14)        (0.30)
.......................................... .............. .............
   Effect of reduced shares                        0.09          0.36
.......................................... .............. .............
04 OPERATIONAL EARNINGS                            0.61          2.33
======================================================================

The increase in contribution margin for the quarter reflects higher retail and wholesale prices, increased nuclear generation plant production, improved results from hedging and risk management activities and more effective sourcing of purchased power versus higher heat rate gas-fired generation. These were partially offset by decreased retail sales volumes due to competition and a change in the strategy for large commercial and industrial retail business. The increase in operating costs of $7 million was primarily due to higher production levels and increased incentive compensation expense as a result of TXU's overall strong operational results. The reduction in depreciation and amortization expense was primarily the result of extensions at the beginning of the year of estimated average depreciable lives of nuclear and lignite generation facilities assets and amortization expense on assets transferred to the Capgemini Energy partnership in July 2004. A decrease in SG&A expenses of $6 million was primarily due to decreased bad debt expenses of $31 million as a result of stricter disconnect policies, more focused collection activities, targeted customer marketing and lower accounts receivable balances. The decrease in bad debt expense was substantially offset by increases in other SG&A expenses, primarily increased incentive compensation expenses. Other deductions decreased primarily due to several individually insignificant items in 2003.

The major drivers of improvement in operational earnings for the Energy segment for the full year are similar to those for the quarter. The increase in contribution margin for the year reflects higher retail and wholesale prices, increased output from the nuclear and lignite/coal generation plants, and more effective sourcing of purchased power versus higher heat rate gas-fired generation. These were partially offset by decreased retail sales volumes due to competition and milder summer weather (representing approximately $180 million of decreased revenue), and results from hedging and risk management activities. The increase in operating costs of $14 million was primarily due to the increased refueling and other performance improvement activities at the nuclear plant and increased incentive compensation accruals for the reasons addressed above. The increase in SG&A expenses of $27 million was driven by increased incentive compensation expenses exceeding $24 million of decreased bad debt expenses. Other income decreased primarily due to the sale of the retail gas business and land in 2003. Net interest expense increased due to the benefit in 2003 of interest rate swaps, somewhat offset by lower net borrowings.

Table 9 provides details of operating revenues for the Energy segment for the fourth quarter of 2004 as compared to 2003 and year-to-date 2004 as compared to 2003, respectively.

Hedging and risk management revenues improved $67 million and decreased $133 million for the quarter and year ended December 31, 2004, respectively, versus comparable 2003 periods. The quarter-to-quarter variance reflects lower mark-to-market gain reversals realized in revenues and costs of sales due to lower mark to market activity. The year-to-date period includes $22 million in day one losses associated with required annual capacity auction sales, which are now recorded in hedging and risk management revenues to better match the obligations against the transactions used to hedge them. The full year variance also includes $19 million in increased reserves primarily as a result of the effect of market movements, and $26 million of increased cash flow accounting hedge ineffectiveness. Included in the 2003 full year period is $34 million of additional gas storage and retail gas business margin, primarily due to margins on gas storage activity and retail gas businesses sold in 2003. The 2003 year-to-date period also included an $18 million favorable settlement with a counterparty. Because hedging activities are intended to mitigate the risk of commodity price movements on revenues and cost of energy sold, the changes in such results should not be viewed in isolation, but rather taken together with the effects of price and cost changes on margins.

================================================================================

================================================================================

For other revenues and other cost of energy sold, the majority of the period to period increase, $126 million for the year-to-date period is due to a change in accounting rules, whereby revenues and cost of sales of natural gas to business customers have been reported on a gross basis since October 1, 2003 (previously, they were netted). Other cost of energy sold is shown in Table 10.

TABLE 9:  ENERGY SEGMENT - OPERATING REVENUES
Q4 04 AND Q4 03; YTD 04 AND YTD 03; $MILLIONS

============================================================================================================================
OPERATING REVENUE COMPONENT                           Q4 04       Q4 03      % CHANGE      YTD 04     YTD 03       % CHANGE
============================================================ =========== ============= =========== ========== ==============
 Retail electricity revenues(6):
.................................................. .......... ........... ............. ........... .......... ..............
   Native market:
.................................................. .......... ........... ............. ........... .......... ..............
      Residential                                       692         646           7.1       3,164      3,152            0.4
.................................................. .......... ........... ............. ........... .......... ..............
      Small business                                    237         292         (18.8)      1,103      1,213           (9.1)
.................................................. .......... ........... ............. ........... .......... ..............
         Total native market                            929         938          (1.0)      4,267      4,365           (2.2)
.................................................. .......... ........... ............. ........... .......... ..............
   Other markets:
.................................................. .......... ........... ............. ........... .......... ..............
      Residential                                        70          33         112.1         298        159           87.4
.................................................. .......... ........... ............. ........... .......... ..............
      Small business                                      8           8             -          34         25           36.0
.................................................. .......... ........... ............. ........... .......... ..............
         Total other markets                             78          41          90.2         332        184           80.4
.................................................. .......... ........... ............. ........... .......... ..............
   Large business                                       405         447          (9.4)      1,771      1,935           (8.5)
.................................................. .......... ........... ............. ........... .......... ..............
Total retail electricity revenues                     1,412       1,426          (1.0)      6,370      6,484           (1.8)
.................................................. .......... ........... ............. ........... .......... ..............
Wholesale electricity revenues                          456         344          32.6       1,886      1,258           49.9
.................................................. .......... ........... ............. ........... .......... ..............
Hedging and risk management activities:
.................................................. .......... ........... ............. ........... .......... ..............
   Net unrealized MtM gains/(losses)(7)                 (63)       (157)        (59.9)       (109)       (99)          10.1
.................................................. .......... ........... ............. ........... .......... ..............
   Realized gains/(losses)                               21          48         (56.3)          6        129          (95.3)
.................................................. .......... ........... ............. ........... .......... ..............
      Total                                             (42)       (109)         61.5        (103)        30              -
.................................................. .......... ........... ............. ........... .......... ..............
Other revenues                                           80          82         (2.4)         342        214           59.8
.................................................. .......... ........... ............. ........... .......... ..............
         Total operating revenues                     1,906       1,743           9.4       8,495      7,986            6.4
============================================================================================================================

Tables 10 provides details of the Energy segment cost of energy sold and delivery fees for the fourth quarter of 2004 as compared to the fourth quarter of 2003, and year-to-date 2004 as compared to year-to-date 2003, respectively.

TABLE 10:  ENERGY SEGMENT - COST OF ENERGY SOLD AND DELIVERY FEES
Q4 04 AND Q4 03; YTD 04 AND YTD 03; $MILLIONS

==============================================================================================================================
COST COMPONENT                                       Q4 04        Q4 03      %CHANGE        YTD 04       YTD 03       %CHANGE
============================================= ============= ============ ============ ============= ============ =============
Nuclear fuel (base load)                                22           19         15.8            82           80           2.5
.............................................. ............. ............ ............ ............. ............ .............
Lignite/coal (base load)                               134          130          3.1           506          491           3.1
.............................................. ............. ............ ............ ............. ............ .............
Gas/oil fuel and purchased power                       548          519          5.6         2,912        2,913             -
.............................................. ............. ............ ............ ............. ............ .............
Other cost of energy sold                               72           54         33.3           221           81             -
.............................................. ............. ............ ............ ............. ............ .............
   Cost of energy sold                                 776          722          7.5         3,721        3,565           4.4
.............................................. ............. ............ ............ ............. ............ .............
Delivery fees                                          332          358         (7.3)        1,544        1,552          (0.5)
.............................................. ............. ............ ............ ............. ............ .............
   Cost of energy sold and delivery fees             1,108        1,080          2.6         5,265        5,117           2.9
==============================================================================================================================



--------------------------
(6) Breakout of native and other markets are estimates and provided for reference only.

(7) Net unrealized mark-to-market gains/(losses): Q4 04 and YTD 04 include zero and $20 million, respectively, of ineffectiveness losses related to cash flow hedges as compared to $4 million and $6 million of ineffectiveness gains, respectively, for the comparable periods in 2003.

================================================================================

================================================================================

Table 11 provides quarter-to-quarter and year-to-year summaries of the Energy segment generation and supply operating statistics. Statistics for both periods depict the benefit of increased generation from the nuclear plant and more effective sourcing of purchased power versus higher heat rate gas-fired generation. Gas and purchased power prices increased for both the quarter and year-to-date, reflecting higher gas prices. For the quarter, the decline in lignite production was primarily due to timing of maintenance outages and an extended maintenance outage at one unit. For the year-to-date period baseload production increased by 2,290 GWh, reflecting the benefits of the company's performance improvement initiatives. The lignite plants achieved record production levels in 2004, while the nuclear plant also substantially improved production relative to 2003, in which there were three unplanned outages. Average fuel and purchased power costs increased by one percent as compared to an increase in market power prices of over 20 percent. The one percent increase was driven by higher natural gas and purchased power prices and an increase in use of western coal versus lignite. In 2004, TXU Power used 30 percent western coal as compared to 25 percent in 2003. This was somewhat offset by decreased average nuclear fuel costs, increased output from the base load plants and more effective sourcing of purchased power versus higher heat rate gas-fired generation.

TABLE 11:  ENERGY SEGMENT - GENERATION AND SUPPLY STATISTICS
Q4 04 AND Q4 03; YTD 04 AND YTD 03; MIXED MEASURES

==============================================================================================================================
GENERATION AND SUPPLY STATISTIC                        Q4 04      Q4 03      %CHANGE       YTD 04        YTD 03       %CHANGE
================================================== ========== ========== ============ ============ ============= =============
Production and purchased power (GWh):
................................................... .......... .......... ............ ............ ............. .............
   Nuclear  (base load)                                5,097      4,109         24.0       18,979        17,717           7.1
................................................... .......... .......... ............ ............ ............. .............
   Lignite/coal (base load)                           10,476     11,040         (5.1)      42,339        41,311           2.5
................................................... .......... .......... ............ ............ ............. .............
   Gas/oil                                               426      1,380        (69.1)       4,726        13,250        (64.3)
................................................... .......... .......... ............ ............ ............. .............
   Purchased power                                    11,342     12,378         (8.4)      56,007        49,915          12.2
................................................... .......... .......... ............ ............ ............. .............
      Total energy supply                             27,341     28,907         (5.4)     122,051       122,193          (0.1)
................................................... .......... .......... ............ ............ ............. .............
   Less line loss and other                              488        972        (49.8)       3,451         5,462         (36.8)
................................................... .......... .......... ............ ............ ............. .............
      Net energy supply                               26,853     27,935         (3.9)     118,600       116,731           1.6
................................................... .......... .......... ............ ............ ............. .............
Base load capacity factors (%):
................................................... .......... .......... ............ ............ ............. .............
   Nuclear                                             100.7       81.2         24.0         94.3          88.1           7.0
................................................... .......... .......... ............ ............ ............. .............
   Lignite/coal                                         84.4       89.5          5.7         86.2          84.7           1.8
................................................... .......... .......... ............ ............ ............. .............
Fuel and Purchased Power Costs ($/MWh):
................................................... .......... .......... ............ ............ ............. .............
   Nuclear generation                                   4.24       4.54         (6.6)        4.31          4.49          (4.0)
................................................... .......... .......... ............ ............ ............. .............
   Lignite/coal generation(8)                          13.93      12.48        11.60        12.96         12.53          3.40
................................................... .......... .......... ............ ............ ............. .............
   Gas/Oil generation and purchased power              46.62      37.71         23.6        47.95         46.12           4.0
................................................... .......... .......... ............ ............ ............. .............
      Average total electricity supply                 26.19      23.84          9.9        29.02         28.73           1.0
................................................... .......... .......... ............ ............ ............. .............

................................................... .......... .......... ............ ............ ............. .............
ERCOT MCPE(9) ($/MWh)                                  47.64      32.96         44.5        42.26         41.79           1.1
................................................... .......... .......... ............ ............ ............. .............
ERCOT MWD(10) ($/MWh)                                  44.68      34.65         28.9        50.52         41.77          20.9
................................................... .......... .......... ............ ............ ............. .............
Gas Daily(11) ($/MMBtu)                                 6.18       4.96         24.6         5.75          5.42           6.1
................................................... .......... .......... ............ ............ ............. .............
Implied heat rate(12) (MMBtu/MWh)                       7.23       6.99          3.5         8.79          7.71          14.0
................................................... .......... .......... ............ ............ ............. .............
NYMEX strip(13) ($/MMBtu)                               7.12       5.05         41.0         6.32          5.29          19.5
==============================================================================================================================

Table 12 summarizes Energy segment retail and wholesale sales volumes.



------------------------------
(8) Includes depreciation and amortization of lignite mining plant and equipment and related asset retirement obligations which are reported as depreciation and amortization expense but are part of overall fuel costs.

(9) MCPE is Market Clearing Price of Energy in ERCOT. Prices are quoted by zone and most of TXU Energy's generation capacity and customers are in the North zone. MCPE does not include shaping, ancillary services and other retail related purchased power costs.

(10) MWD refers to indexed prices as referenced in the Megawatt Daily publication. Prices are quoted by zone and most of TXU Energy's generation capacity and customers are in the North zone. MWD pricing is based upon surveys.

(11)   Houston Ship Channel average daily prices

(12) Efficiency at which a marginal unit converts fuel to electricity. Calculated by dividing ERCOT MWD price by Gas Daily natural gas price.

(13)   Average daily 12-month strip closing price for the period.

================================================================================

================================================================================

For fourth quarter and full year 2004, the decrease in retail sales volumes is predominantly due to a decrease in customers and related business load in the competitive market. For the fourth quarter this was somewhat offset by an increase in sales of approximately 265 GWh as a result of weather. Average residential usage for the quarter increased due to retention and addition of larger customers and increased weather-driven usage. The decrease in average small business segment volumes for the quarter is primarily due to competitive activity, especially for larger customers in this customer segment; this competitive intensity is evident throughout the state. The decline in large business volumes reflects a change in strategy to focus on margin versus volumes.

Total electricity sales for the year increased by 1.6 percent as a result of increased wholesale sales which in aggregate exceeded the decrease in retail sales. Retail sales declined primarily for the reasons mentioned above and due to milder weather, primarily in the third quarter, which reduced volumes by approximately 2,145 GWh for the year. Year-to-date average residential usage reflects favorable customer mix trends and a decrease in sales due to the milder weather. The Energy segment expects to continue to improve these customer mix trends, while increasing its share of customers in the competitive market. As a result of improved customer service, low retail margins, increased flexibility of pricing to small business customers since the end of 2003, and other factors, residential and small and medium business customer retention for the year improved to 97 percent and native market retention improved to 95 percent, up from 96 percent and 94 percent, respectively, in 2003.

TABLE 12:  ENERGY SEGMENT - RETAIL AND WHOLESALE SALES VOLUMES
Q4 04 AND Q4 03; YTD 04 AND YTD 03; GWH

==============================================================================================================================
VOLUME COMPONENT                                   Q4 04         Q4 03      %CHANGE        YTD 04        YTD 03       %CHANGE
========================================================= ============= ============ ============= ============= =============
Retail electricity sales:
............................................ ............. ............. ............ ............. ............. .............
   Native market:
............................................ ............. ............. ............ ............. ............. .............
      Residential                                  6,652         6,840         (2.7)       30,897        34,082          (9.3)
............................................ ............. ............. ............ ............. ............. .............
      Small business                               2,141         2,875        (25.5)       10,476        12,673         (17.3)
............................................ ............. ............. ............ ............. ............. .............
        Total native market                        8,793         9,715         (9.5)       41,373        46,755         (11.5)
............................................ ............. ............. ............ ............. ............. .............
   Other markets:
............................................ ............. ............. ............ ............. ............. .............
      Residential                                    744           453         64.2         3,089         1,899          62.7
............................................ ............. ............. ............ ............. ............. .............
      Small business                                  86            88         (2.3)          363           313          16.0
............................................ ............. ............. ............ ............. ............. .............
        Total other markets                          830           541         53.4         3,452         2,212          56.1
............................................ ............. ............. ............ ............. ............. .............
   Large business                                  5,574         7,014        (20.5)       25,466        30,955         (17.7)
............................................ ............. ............. ............ ............. ............. .............
        Total retail electricity sales            15,197        17,270        (12.0)       70,291        79,922         (12.1)
............................................ ............. ............. ............ ............. ............. .............
Wholesale electricity sales                       11,656        10,665          9.3        48,309        36,809          31.2
............................................ ............. ............. ............ ............. ............. .............
           Total electricity sales                26,853        27,935         (3.9)      118,600       116,731           1.6
==============================================================================================================================

Table 13 provides the Energy segment retail operating statistics.

================================================================================

================================================================================

TABLE 13: ENERGY SEGMENT - RETAIL OPERATING STATISTICS
Q4 04 AND Q4 03; YTD 04 AND YTD 03; MIXED MEASURES

============================================================================================================================
RETAIL OPERATING STATISTIC                           Q4 04        Q4 03      %CHANGE       YTD 04       YTD 03      %CHANGE
=========================================================== ============ ============ ============ ============ ============
Retail electricity customers(14):
............................................... ............ ............ ............ ............ ............ ............
   Native market:
............................................... ............ ............ ............ ............ ............ ............
      Residential                                                                           1,951        2,059         (5.2)
............................................... ............ ............ ............ ............ ............ ............
      Small business                                                                          309          316         (2.2)
............................................... ............ ............ ............ ............ ............ ............
         Total native market                                                                2,260        2,375         (4.8)
............................................... ............ ............ ............ ............ ............ ............
   Other markets:
............................................... ............ ............ ............ ............ ............ ............
      Residential                                                                             194          148         31.1
............................................... ............ ............ ............ ............ ............ ............
      Small business                                                                            6            5         20.0
............................................... ............ ............ ............ ............ ............ ............
         Total other markets                                                                  200          153         30.7
............................................... ............ ............ ............ ............ ............ ............
   Large business                                                                              76           69         10.1
............................................... ............ ............ ............ ............ ............ ............
            Total retail electricity  customers                                             2,536        2,597         (2.3)
............................................... ............ ............ ............ ............ ............ ............
Volumes (GWh) - weather adjusted(15):
............................................... ............ ............ ............ ............ ............ ............
   Residential                                       7,156        7,293         (1.9)      35,064       35,981         (2.6)
............................................... ............ ............ ............ ............ ............ ............
   Small business                                    2,209        2,963        (25.5)      11,180       12,986        (13.9)
............................................... ............ ............ ............ ............ ............ ............
   Large business                                    5,569        7,014        (20.6)      26,192       30,955        (15.4)
............................................... ............ ............ ............ ............ ............ ............
Average volume (KWh)/customer(16):
............................................... ............ ............ ............ ............ ............ ............
   Residential                                       3,411        3,291          3.6       15,619       15,959         (2.1)
............................................... ............ ............ ............ ............ ............ ............
   Small business                                    7,015        9,224        (23.9)      34,095       39,728        (14.2)
............................................... ............ ............ ............ ............ ............ ............
   Large business                                   73,698      101,088        (27.1)     351,542      421,203        (16.5)
............................................... ............ ............ ............ ............ ............ ............
Avg. KWh/customer - weather adjusted(15):
............................................... ............ ............ ............ ............ ............ ............
   Residential                                       3,300        3,291          0.3       16,114       15,959          1.0
............................................... ............ ............ ............ ............ ............ ............
   Small business                                    6,957        9,224        (24.6)      35,169       39,728        (11.5)
............................................... ............ ............ ............ ............ ............ ............
   Large business                                   73,625      101,087        (27.2)     361,566      421,206        (14.2)
............................................... ............ ............ ............ ............ ............ ............
Average revenue ($/MWh):
............................................... ............ ............ ............ ............ ............ ............
   Residential                                      103.02        93.16         10.6       101.88        92.02         10.7
............................................... ............ ............ ............ ............ ............ ............
   Small business                                   109.89       101.00          8.8       104.87        95.38          9.9
............................................... ............ ............ ............ ............ ............ ............
   Large business                                    72.68        63.79         13.9        69.54        62.51         11.2
............................................... ............ ............ ............ ............ ............ ............
Average wires charge ($/MWh)                         21.68        20.17          7.5        21.75        18.93         14.9
............................................... ............ ............ ............ ............ ............ ............
Estimated share of market (%)(17):
............................................... ............ ............ ............ ............ ............ ............
   Native market:
............................................... ............ ............ ............ ............ ............ ............
      Residential                                                                              81           86         (5.8)
............................................... ............ ............ ............ ............ ............ ............
      Small business                                                                           78           82         (4.9)
............................................... ............ ............ ............ ............ ............ ............
   Total ERCOT:
............................................... ............ ............ ............ ............ ............ ............
      Residential                                                                              44           46         (4.4)
............................................... ............ ............ ............ ............ ............ ............
      Small business                                                                           31           32         (3.1)
............................................... ............ ............ ............ ............ ............ ............
      Large business                                                                           33           37        (10.8)
............................................... ............ ............ ............ ............ ............ ............
Weather - percent of normal(18):
............................................... ............ ............ ............ ............ ............ ............
   Cooling degree days                               122.4        113.4          7.9         89.9         95.7         (6.1)
............................................... ............ ............ ............ ............ ............ ............
   Heating degree days                                85.3         81.1          5.2         89.2         98.1         (9.1)
============================================================================================================================

--------------------------------
(14) End of period; thousands; number of meters. Q4 data is omitted because it is the same as YTD.

(15)   2004 amounts adjusted for estimated weather effect as compared to 2003.

(16)   Based upon the average of the period beginning and ending customers.

(17) End of period. Estimated market share for residential and small and medium business is based on the estimated number of customers in the native market and the estimated number of customers in ERCOT that have choice. Estimated market share for large business is based on the estimated annualized consumption for this overall market within ERCOT. Q4 data is omitted because it is the same as YTD.

(18) Average for service territory. Weather data is obtained from WeatherBank, Inc., an independent company that collects and archives weather data from reporting stations of the National Oceanic and Atmospheric Administration (a federal agency under the US Department of Commerce).

================================================================================

================================================================================

Table 14 presents the unrealized mark-to-market balance at December 31, 2004, scheduled by contractual settlement dates of the underlying positions. Eighty-four percent of the unrealized net mark-to-market balances will be realized within three years. This is reflective of the terms of the positions and the methods employed in valuing positions for periods where there is less market liquidity and visibility.

TABLE 14: ENERGY SEGMENT - MATURITY DATES OF UNREALIZED NET MARK-TO-MARKET BALANCES 12/31/04; $MILLIONS UNLESS NOTED

============================================================================================================================
                                                    LESS THAN 1                                  MORE THAN 5
SOURCE OF FAIR VALUE                                       YEAR      1-3 YEARS      4-5 YEARS          YEARS          TOTAL
================================================= ============== ============== ============== ============== ==============
Prices actively quoted                                       59              -              -              -             59
.................................................. .............. .............. .............. .............. ..............
Prices provided by other external sources                     -            (38)             8             (3)           (33)
.................................................. .............. .............. .............. .............. ..............
Prices based on models                                        5              -              -              -              5
.................................................. .............. .............. .............. .............. ..............
  Total                                                      64            (38)             8             (3)            31
.................................................. .............. .............. .............. .............. ..............

.................................................. .............. .............. .............. .............. ..............
Percentage (%) of total fair value                          207           (123)            26            (10)           100
============================================================================================================================

Table 15 summarizes the changes in commodity contract assets and liabilities for the twelve months ended December 31, 2004. The net change in these assets and liabilities represents the net effect of recording unrealized gains (losses) under mark-to-market accounting for positions in the commodity contract portfolio. These positions consist largely of economic hedge transactions, with speculative trading representing a small fraction of the activity.

TABLE 15: ENERGY SEGMENT - CHANGES IN COMMODITY CONTRACT ASSETS AND LIABILITIES 04; $MILLIONS

============================================================================================================================
CHANGE COMPONENT                                                                                                     IMPACT
====================================================================================================== =====================
Balance of net commodity contract assets -- beginning of period                                                         108
....................................................................................................... .....................
   Settlements of positions included in the opening balance(19)                                                         (59)
....................................................................................................... .....................
   Unrealized mark-to-market valuations of positions held at end of period                                              (31)
....................................................................................................... .....................
   Other activity(20)                                                                                                     5
....................................................................................................... .....................
Balance of net commodity contract assets -- end of period                                                                23
============================================================================================================================

ELECTRIC DELIVERY SEGMENT
TXU's Electric Delivery segment is focused on delivering operational excellence in system reliability and maintaining a position of cost leadership. In 2004 the segment delivered at or near top-decile performance in O&M expense per distribution customer and O&M expense per MWh.

ELECTRIC DELIVERY SEGMENT: OPERATIONAL HIGHLIGHTS
For the year,  System Average  Interruption  Duration  Index (SAIDI)  minutes of
75.54 placed Electric Delivery among top quartile reliability performers. System Average Interruption Frequency Index (SAIFI) improved from 1.17 to 1.10 as compared to 2003. Electric Delivery expects further improvement as current reliability initiatives begin to be more fully realized in 2005 and 2006. Electric Delivery has developed and implemented a multi-year Comprehensive Maintenance Program in order to improve reliability on its worst performing facilities. In contrast to previous "targeted" or "light" maintenance activities primarily aimed at lightning strikes, wildlife and vegetation induced outages, this program is a proactive strategy which includes both heavy maintenance and selected replacement of aging infrastructure before outages occur. Comprehensive maintenance was completed on twenty-eight distribution feeders in 2004. Initial results indicate a reduction in both frequency and duration of outages on these feeders in excess of initially projected performance improvements. This program is expected to continue through 2006.

ELECTRIC DELIVERY SEGMENT: FINANCIAL HIGHLIGHTS
The Electric Delivery segment reported income from continuing operations of $0.13 per share in the fourth quarter of 2004, compared to $0.06 per share in the fourth quarter of 2003. Adjusting for special items of $0.07 per share, operational earnings for 2004 were $0.20 per share as compared to $0.06 per share in the prior year period. Excluding the effect of lower average shares, the Electric Delivery segment results improved by $0.11 per share.

------------------------------
(19)   Represents  unrealized   mark-to-market  valuations  of  these  positions
       recognized in earnings as of the beginning of the period.

(20) Includes initial values of positions involving the receipt or payment of cash or other consideration, such as option premiums and the amortization of such values. These activities have no effect on unrealized mark-to-market valuations.

================================================================================

================================================================================

For full year 2004, the Electric Delivery segment reported income from continuing operations of $0.85 per share compared to income from continuing operations of $0.68 per share for 2003. Adjusting for special items of $0.10 per share and the effect of using diluted shares, operational earnings for 2004 were $0.90 per share as compared to $0.68 per share in the prior year period. Excluding the effect of lower average shares, the Electric Delivery segment results improved by $0.08 per share.

Table 16 reconciles the change in operational earnings from the 2003 to 2004 periods.

TABLE 16: ELECTRIC DELIVERY SEGMENT - OPERATIONAL EARNINGS RECONCILIATION Q4 04 VS. Q4 03 AND YTD 04 VS. YTD 03; $ PER SHARE
======================================================================
EARNINGS FACTOR                                    QTR            YTD
========================================= ============= ==============
Q4 03 OPERATIONAL EARNINGS                        0.06           0.68
.......................................... ............. ..............
  Contribution margin (revenues)                  0.17           0.37
.......................................... ............. ..............
  Operating costs                                 0.01          (0.06)
.......................................... ............. ..............
  Depreciation and amortization                  (0.06)         (0.24)
.......................................... ............. ..............
  SG&A                                           (0.01)         (0.03)
.......................................... ............. ..............
  Franchise and revenue based taxes                  -              -
.......................................... ............. ..............
  Other income and deductions                        -          (0.01)
.......................................... ............. ..............
  Net interest                                    0.03           0.07
.......................................... ............. ..............
  Income taxes                                   (0.03)         (0.02)
.......................................... ............. ..............
  Effect of reduced shares                        0.03           0.14
.......................................... ............. ..............
Q4 04 OPERATIONAL EARNINGS                        0.20           0.90
======================================================================

Excluding the $0.03 per share benefit of reduced average shares, the Electric Delivery segment's contribution for the fourth quarter increased by $0.11 per share from the prior year period. The primary driver of the change was the approximate $35 million ($0.11 per share pre-tax) increase in contribution margin (revenues) related to increased transmission tariff revenues, growth, and increased miscellaneous and other revenues. Revenues also increased $21 million related to transition charges under tariffs to service securitization bonds which have associated costs. The increase in depreciation and amortization expense was primarily due to $21 million ($0.07 per share pre-tax) of amortization of regulatory assets as a result of securitization bonds issued in August 2003 and June 2004 for which there are associated revenues. The major factors in decreased net interest expense (interest expense net of interest income) were higher reimbursements from the Energy segment related to securitized regulatory assets and lower average interest rates.

The drivers of the full year results, excluding the $0.14 per share benefit of reduced average shares were increased transmission-related revenues and decreased net interest expense somewhat offset by increased operating costs and milder weather. The increase in revenues for the year was driven by the same factors in the quarter, somewhat offset by reduced volumes due to milder weather, primarily in the third quarter, that reduced revenues by an estimated $22 million as compared to 2003. Depreciation and amortization expense increased by $92 million of which $87 million was increased amortization of regulatory assets as a result of the securitization bonds. The remaining increase was primarily due to increased investment. The majority of the increase in operating costs reflects costs for which there are associated revenues.

Table 17 summarizes the details of the operating revenues for the Electric Delivery segment for the fourth quarter of 2004 as compared to the fourth quarter of 2003, and for the 2004 and 2003 year-to-date periods.

TABLE 17: ELECTRIC DELIVERY SEGMENT - OPERATING REVENUES
Q4 04 AND Q4 03; YTD 04 AND YTD 03 $MILLIONS

==============================================================================================================================
REVENUE COMPONENT                                     Q4 04        Q4 03      %CHANGE       YTD 04       YTD 03       %CHANGE
============================================== ============= ============ ============ ============ ============ =============
Electricity transmission and distribution:
............................................... ............. ............ ............ ............ ............ .............
   Affiliated (TXU Energy)                              319          322         (0.9)       1,420        1,489          (4.6)
............................................... ............. ............ ............ ............ ............ .............
   Non-affiliated                                       219          160         36.9          806          598          34.8
............................................... ............. ............ ............ ............ ............ .............
      Total                                             538          482         11.6        2,226        2,087           6.7
==============================================================================================================================

Table 18 summarizes operating statistics for the Electric Delivery segment for the fourth quarter 2004 as compared to the fourth quarter of 2003, and for full year 2004 as compared to 2003.

================================================================================

================================================================================

TABLE 18:  ELECTRIC DELIVERY SEGMENT - OPERATING STATISTICS
Q4 04 AND Q4 03; MIXED MEASURES

============================================================================================================================
OPERATING STATISTIC                                                                           04            03      %CHANGE
==================================================================================== ============ ============= ============
Volume - Electricity distribution (GWh) - Q4                                              22,529        21,644          4.1
..................................................................................... ............ ............. ............
Volume - Electricity distribution (GWh) - YTD                                            101,928       101,810          0.1
..................................................................................... ............ ............. ............

..................................................................................... ............ ............. ............
Electricity points of delivery - number of meters (end of period, in thousands)(21)        2,971         2,932          1.3
..................................................................................... ............ ............. ............

..................................................................................... ............ ............. ............
System Average Interruption Duration Index (SAIDI) (non-storm)(22)                         75.54         74.15            -
..................................................................................... ............ ............. ............
System Average Interruption Frequency Index (SAIFI) (non-storm)(22)                         1.10          1.17            -
..................................................................................... ............ ............. ............
Customer Average Interruption Duration Index (CAIDI) (non-storm)(22)                       68.67         63.30            -
============================================================================================================================

CORPORATE AND OTHER
Corporate and Other consists of TXU Corp.'s remaining non-segment operations consisting primarily of general corporate expenses, equity earnings or losses of unconsolidated affiliates, and interest on the debt at the corporate level. Loss from continuing operations for Corporate and Other was $1.41 per share for the fourth quarter 2004 as compared to a loss of $0.12 per share for 2003. Excluding special items of $1.27 per share, operational earnings were a loss of $0.14 per share as compared to a loss of $0.12 per share in 2003. For the full year, loss from continuing operations for Corporate and Other was $1.94 per share as compared to a loss of $0.58 per share for 2003. Excluding special items of $1.42 per share and reflecting the effect of use of diluted shares, operational earnings were a loss of $0.40 per share as compared to a loss of $0.42 per share in 2003.

Excluding the special items in Table 3, the current period expenses from continuing operations declined by $0.01 per share from the prior year period, excluding the effect of reduced average share count. The improvement is primarily related to lower net interest expense. The lower net interest expense is primarily due to inter-company interest income ($0.03 per share after tax) from the TXU Energy Company exchangeable preferred membership interests purchased by TXU Corp. in April, exceeding the increase in interest expense from an increase in debt.

For the full year 2004, Corporate and Other expenses from continuing operations, excluding special items and the effect of reduced average share count, decreased by $0.16 per share from 2003 levels. The primary drivers of the improvement are increased other income, decreased other deductions and decreased net interest expense, somewhat offset by increased SG&A expenses. Other income increased as a result of the amortization of the deferred gain on the sale of TXU Fuel in June 2004. Other deductions decreased primarily as a result of in inclusion in 2003 of $17 million ($0.03 per share after tax) of equity interest in losses of a telecommunications partnership that has been sold. Net interest expense decreased as a result of the inter-company interest income ($0.08 per share after tax) from the TXU Energy Company exchangeable preferred membership interests, lower credit facility fees and reduced debt. The increase in SG&A expenses was primarily due to a $19 million increase in incentive compensation expense and costs substantially offset by inter-company revenues or other benefits.

DISCONTINUED OPERATIONS
Table 19 provides details of the components of discontinued operations for the fourth quarter and full year 2004 and 2003. Transactions for the disposition by sale of TXU Australia and merger transaction of TXU Gas were completed on July 30 and October 1, respectively. These are reported as discontinued operations for 2004 (and the 2003 comparative periods have been reclassified accordingly). For the fourth quarter 2004, discontinued operations results include a $143 million after-tax accrual of expenses associated with the settlement of all potential claims from TXU Europe and its major creditors, a $102 million after-tax loss on the sale of TXU Gas, a $31 million adjustment to the release earlier in 2004 of a portion of the tax reserve associated with the investment in TXU Europe to reflect a change in estimated capital gains, and a $2 million after-tax increase in the gain on the sale of TXU Australia. The full year 2004 results include TXU Gas charges associated with the second quarter write off due to a final order received in May by the Railroad Commission of Texas in the company's system-wide rate case, an increase in tax reserves associated with an ongoing dispute with the Internal Revenue Service related to the 1993 tax return of ENSERCH Corp. (predecessor to TXU Gas), a goodwill impairment (charge) on the TXU Gas transaction, somewhat offset by discontinuance of depreciation expense while the merger transaction was pending, and the benefit of net releases of the tax reserve associated with the 2002 write off of TXU Corp.'s investment in TXU Europe. Included in 2004 discontinued operations for TXU Australia is a gain on the sale of the business and a second quarter charge


---------------------------------
(21) Includes lighting sites, principally guard lights, for which TXU Energy Retail is the REP, which are not included in TXU Energy Retail's customer count. Such sites totaled 95,252 and 100,901 at December 31, 2004 and 2003, respectively. Adjusting for the guard lights, which have minimal value, points of delivery increased 1.6%.

(22) SAIDI is the number of minutes in a year the average customer is out of electric service. SAIFI is the number of times in a year the average customer experiences an interruption to electric service. CAIDI is the duration of the average interruption to electric service.

================================================================================

================================================================================

to recognize deferred income tax expenses associated with the excess of book basis over tax basis of TXU's investment in TXU Australia. 2004 discontinued operations also include a benefit from the second quarter release of a portion of the tax reserve associated with the investment in TXU Europe. The results of TXU Energy Company LLC's cogeneration and wholesale energy sales business in New Jersey are also reflected in discontinued operations. Discontinued operations for the Energy segment for the full year 2004 includes an impairment charge of approximately $17 million, after tax, associated with the New Jersey business and a charge of approximately $18 million, after tax, for settlement of a contract in the company's energy outsourcing business that is being exited.

TABLE 19: DETAILS OF DISCONTINUED OPERATIONS
Q4 04, Q4 03, YTD 04 AND YTD 03; $ PER SHARE AFTER TAX

============================================================================================================================
DISCONTINUED OPERATION                                                 Q4 04           Q4 03          YTD 04         YTD 03
============================================================== ============== =============== =============== ==============
TXU Australia:
............................................................... .............. ............... ............... ..............
   Gain on sale                                                         0.01               -            0.80              -
............................................................... .............. ............... ............... ..............
   Income tax benefit (expense) - tax basis differential                   -               -           (0.37)             -
............................................................... .............. ............... ............... ..............
   Other operating results                                                 -            0.04            0.16           0.32
............................................................... .............. ............... ............... ..............
TXU Gas:
............................................................... .............. ............... ............... ..............
   Loss on sale                                                        (0.37)              -           (0.34)             -
............................................................... .............. ............... ............... ..............
   Write off due to rate case (Docket 9400)                                -               -           (0.33)             -
............................................................... .............. ............... ............... ..............
   Goodwill impairment                                                     -               -           (0.31)             -
............................................................... .............. ............... ............... ..............
   Suspension of depreciation due to pending merger                        -               -            0.04              -
............................................................... .............. ............... ............... ..............
   Income tax expense reserve - 1993 tax return                            -               -           (0.06)             -
............................................................... .............. ............... ............... ..............
   Other exit costs and operating results                              (0.05)           0.06            0.05           0.14
............................................................... .............. ............... ............... ..............
Income tax benefit - reserve release (TXU Europe)                      (0.12)              -            2.26              -
............................................................... .............. ............... ............... ..............
Litigation settlement (TXU Europe)                                     (0.53)              -          (0.48)              -
............................................................... .............. ............... ............... ..............
Energy segment:
............................................................... .............. ............... ............... ..............
   Impairment/business exit                                                -               -           (0.08)             -
............................................................... .............. ............... ............... ..............
   Other operating results                                                 -           (0.05)          (0.03)         (0.05)
............................................................... .............. ............... ............... ..............
TXU Communications                                                         -           (0.07)          (0.05)         (0.20)
............................................................... .............. ............... ............... ..............
Other                                                                  (0.01)          (0.01)              -          (0.01)
............................................................... .............. ............... ............... ..............
      TOTAL                                                            (1.07)          (0.03)           1.26           0.20
============================================================================================================================

2005 OUTLOOK
Table 20 is a reproduction of the key areas of improvement from 2004 to 2005 that were identified on October 25, 2004 at the EEI Conference. This table highlighted the areas of focus and impact of Phase Two of the company's restructuring program. The numbers in the left column identify items that have been updated since October 25.

TXU is affirming its outlook range for 2005, acknowledging some offsetting movement in individual line items that were listed in October. Two line items are particularly significant: first, natural gas prices fell significantly between the end of October and early January, so TXU has not requested a fuel factor adjustment, removing $0.16 of potential improvement. Second, operational results from the Phase 2 program were more favorable than previously estimated, reflecting that a higher portion of the savings are already in the 2004 run-rate; Phase 2 initiatives are achieving results at a faster pace and more sizeable levels than reflected in the previous 2004 outlook of $2.65 to $2.70. The incremental improvements that have been identified and realized in such areas as general and administrative (G&A) expense, bad debt, and working capital management are all offsets to the lost contribution margin associated with removing the fuel factor adjustment in February.

================================================================================

================================================================================

TABLE 20:  OPERATIONAL EARNINGS PERFORMANCE DRIVERS
04 VS. 05E; $ PER SHARE, INDICATIVE

===============================================================================================================================
       PERFORMANCE DRIVER                                                               INCOME STATEMENT CATEGORY          05E
====== ====================================================================== ==================================== ============
1      04 OPERATIONAL EARNINGS                                                                                            2.82
....... ...................................................................... .................................... ............

....... ...................................................................... .................................... ............
2      CHANGE IN AVERAGE SHARES OUTSTANDING                                                                               0.95
....... ...................................................................... .................................... ............

....... ...................................................................... .................................... ............
       OPERATIONAL IMPROVEMENTS (INDICATIVE):
....... ...................................................................... .................................... ............
       TXU POWER
....... ...................................................................... .................................... ............
3        Increased revenues from wholesale market price changes                                Operating revenues         1.10
....... ...................................................................... .................................... ............
         Reduced O&M expenses (operating, benefit, lease, other)                                      O&M expense         0.20
....... ...................................................................... .................................... ............
         Increased production from coal generation                                    Cost of energy sold expense         0.11
....... ...................................................................... .................................... ............
         Reduced fuel expense                                                         Cost of energy sold expense         0.04
....... ...................................................................... .................................... ............
         Increased expenses related to two-unit nuclear outage (O&M,
           purchased power)                                                       Cost of energy sold/O&M expense        (0.27)
....... ...................................................................... .................................... ............
       TXU ENERGY
....... ...................................................................... .................................... ............
4        Increased expenses from wholesale market price changes                       Cost of energy sold expense        (1.14)
....... ...................................................................... .................................... ............
         Increased revenues from 04 fuel factor adjustments and out of
           territory growth                                                                    Operating revenues         0.82
....... ...................................................................... .................................... ............
         Reduced SG&A expenses (CapGemini Energy contract, bad debt)                                 SG&A expense         0.37
....... ...................................................................... .................................... ............
         Reduced expense - purchased power and gas plant optimization,
           restructured PPAs                                                          Cost of energy sold expense         0.28
....... ...................................................................... .................................... ............
5        Increased revenues from 2/05 fuel factor adjustment (50% of $6.92
           fuel factor)                                                                        Operating revenues            -
....... ...................................................................... .................................... ............
         Increased margin in large business segment                             Operating revenues/Cost of energy
                                                                                                             sold         0.15
....... ...................................................................... .................................... ............
         Reduced O&M expenses (gas plants)                                                            O&M expense         0.13
....... ...................................................................... .................................... ............
         Reduced expenses and revenue losses due to hedge roll-off              Operating revenues/Cost of energy
                                                                                                             sold         0.11
....... ...................................................................... .................................... ............
         Reduced wires expense                                                              Delivery fees expense         0.06
....... ...................................................................... .................................... ............
         Reduced margin from mass market customer churn                        Operating revenues/Cost of energy
                                                                                                            sold         (0.04)
....... ...................................................................... .................................... ............
       TXU ELECTRIC DELIVERY
....... ...................................................................... .................................... ............
         Increased contribution margin                                                         Operating revenues         0.25
....... ...................................................................... .................................... ............
       CORPORATE & OTHER                                                                             Other income        (0.03)
....... ...................................................................... .................................... ............
       OTHER                                                                                         SG&A expense         0.08
....... ...................................................................... .................................... ............
       INTEREST  EXPENSE                                                                                                 (0.24)
....... ...................................................................... .................................... ............
       CONTINGENCY                                                                                               (0.10) - 0.10
....... ...................................................................... .................................... ............
           SUBTOTAL OPERATIONAL IMPROVEMENTS                                                                       1.88 - 2.08
....... ...................................................................... .................................... ............
       05E OPERATIONAL EARNINGS OUTLOOK RANGE                                                                      5.65 - 5.85
===============================================================================================================================

The performance of the business in 2004 has provided the base for the 2005 financial outlook. Much of the 2005 growth is evident in the 2004 run-rate, as shown on Table 21: 2005 Comparative Analysis to 2004 Run-Rate (Estimates).

TABLE 21:  2005 COMPARATIVE ANALYSIS TO 2004 RUN-RATE (ESTIMATES)
04 VS. 05E; $ PER DILUTED SHARE

============================================================================================================================
PERFORMANCE DRIVER                                                                INCOME STATEMENT CATEGORY             05E
====================================================================== ===================================== ===============
04 OPERATIONAL EARNINGS
....................................................................... ..................................... ...............
Q3 AND Q4 EARNINGS (BASED ON 04 YEAR END AVERAGE SHARES)                                                               1.77
....................................................................... ..................................... ...............
  Weather effect on margin  (adjust to normal weather)                    Operating revenues/Cost of energy
                                                                                                       sold            0.12
....................................................................... ..................................... ...............
  Full Q3 impact on revenue of July 04 fuel factor increase                     Cost of energy sold expense            0.07
....................................................................... ..................................... ...............
  Share count adjustment (321 to 240 million shares)                                                                   0.66
....................................................................... ..................................... ...............
     Pro forma Q3 and Q4 earnings                                                                                      2.62
....................................................................... ..................................... ...............
     Historical average contribution of last two quarters to full
       year's earnings                                                                                                   58%
....................................................................... ..................................... ...............
ANNUALIZED RUN RATE                                                                                                    4.52
....................................................................... ..................................... ...............
     Reduced G&A expenses (CapGemini Energy contract)                                          SG&A expense            0.22
....................................................................... ..................................... ...............
     Reduced expenses and revenue losses due to hedge roll-off            Operating revenues/Cost of energy
                                                                                                       sold            0.11
....................................................................... ..................................... ...............
TOTAL BEFORE IMPROVEMENTS                                                                                              4.85
....................................................................... ..................................... ...............
PERFORMANCE IMPROVEMENTS                                                                                        0.80 - 1.00
....................................................................... ..................................... ...............
    05E OPERATIONAL EARNINGS OUTLOOK RANGE                                                                      5.65 - 5.85
============================================================================================================================

TXU expects cash flows to improve substantially in 2005 as a result of improved earnings and operational improvements. Table 22 shows cash provided by operating activities and free cash flow for 2004 and estimates of each for 2005.

================================================================================

================================================================================

TABLE 22: CASH PROVIDED BY OPERATING ACTIVITIES AND FREE CASH FLOW 05E VS. 04; $MILLIONS

============================================================================================================================
COMPONENT                                                                                    05E            04      %CHANGE
==================================================================================== ============ ============= ============
Cash provided by operating activities(23)                                                  2,525         1,759         43.5
..................................................................................... ............ ............. ............
Capital expenditures                                                                       1,025           999          2.6
..................................................................................... ............ ............. ............
FREE CASH FLOW                                                                            ,1,500           760         97.4
..................................................................................... ............ ............. ............
Dividends on preference and common stock                                                     562           172            -
..................................................................................... ............ ............. ............
Free cash flow after dividends                                                               938           588         59.5
============================================================================================================================

TXU also sees significant growth potential in 2006. Much of the identified improvement potential for 2006 is driven by having only one unit of the nuclear plant refueled in 2006 versus two units in 2005 and the roll-off on the income statement of the impact of a previously implemented change in hedging strategy. Other factors include service territory growth and transmission investment recovery in Electric Delivery, current forward natural gas curves and customer retention levels, and ongoing execution on Phase Two of the restructuring program. Table 23 highlights the major drivers of improvement from 2005 to 2006, reflecting current forward natural gas curves and plan assumptions.

TABLE 23:  SIGNIFICANT GROWTH DRIVERS
05E VS. 06E; % GROWTH

============================================================================================================================
PERFORMANCE DRIVER                                                               INCOME STATEMENT CATEGORY              06E
================================================================== ======================================== ================
Decreased expenses due to only single-unit nuclear outage                      Cost of energy sold expense              5.0
................................................................... ........................................ ................
O&M/SG&A improvements from Phase 2 initiatives                                            O&M/SG&A expense              4.5
................................................................... ........................................ ................
Decreased expenses and revenue losses due to hedge roll off         Operating revenues/Cost of energy sold              3.0
................................................................... ........................................ ................
Other/deployment of cash                                           Interest expense/Avg. share count/Other        2.0 - 4.0
................................................................... ........................................ ................
Increased Electric Delivery revenue from growth and investment                          Operating revenues              2.0
................................................................... ........................................ ................
Increased production from coal generation                                      Cost of energy sold expense              1.0
................................................................... ........................................ ................
Mass market customer churn                                          Operating revenues/Cost of energy sold            (0.5)
................................................................... ........................................ ................
EXPECTED GROWTH RANGE                                                                                               16 - 20
============================================================================================================================

ADDITIONAL INFORMATION
Additional information, including consolidating income statements, consolidating balance sheets, consolidated cash flow, and legal and regulatory summaries can be obtained under the 2004 heading in the Fourth Quarter Financial Results file at www.txucorp.com/investres/default.asp.

TXU Corp., a Dallas-based energy company, manages a portfolio of competitive and regulated energy businesses in North America, primarily in Texas. In TXU Corp.'s unregulated business, TXU Energy Retail provides electricity and related services to more than 2.5 million competitive electricity customers in Texas, more customers than any other retail electric provider in the state. TXU Power has over 18,300 megawatts of generation in Texas, including 2,300 MW of nuclear-fired and 5,837 MW of lignite/coal-fired generation capacity. The company is also the largest purchaser of wind-generated electricity in Texas and among the top five purchasers in North America. TXU Corp.'s regulated electric distribution and transmission business, TXU Electric Delivery Company, complements the competitive operations, using asset management skills developed over more than one hundred years, to provide reliable electricity delivery to consumers. TXU Electric Delivery operates the largest distribution and transmission system in Texas, providing power to more than 2.9 million electric delivery points over more than 98,000 miles of distribution and 14,000 miles of transmission lines. Visit www.txucorp.com for more information about TXU Corp.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES. DISCUSSION OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM MANAGEMENT'S CURRENT PROJECTIONS, FORECASTS, ESTIMATES AND EXPECTATIONS IS CONTAINED IN THE COMPANY'S SEC FILINGS. IN ADDITION TO THE RISKS AND UNCERTAINTIES SET FORTH IN THE COMPANY'S SEC FILINGS, THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE COULD BE AFFECTED BY THE ABILITY OF THE COMPANY TO IMPLEMENT THE INITIATIVES THAT ARE PART OF ITS RESTRUCTURING, OPERATIONAL IMPROVEMENT AND COST REDUCTION PROGRAM, AND THE TERMS UNDER WHICH THE COMPANY EXECUTES THOSE INITIATIVES.

                                      -END-

INVESTOR RELATIONS:                                    MEDIA:
Tim Hogan           Bill  Huber     Steve  Oakley      Chris  Schein
214-875-9275        214-875-8301    214-875-8403       214-875-8329

----------------------------
(23) Does not include potential one-time tax expense estimated at $500 million to $600 million (related to portfolio restructuring transactions).

================================================================================

================================================================================

ATTACHMENT 1: FINANCIAL DEFINITIONS

OPERATIONAL EARNINGS PER SHARE (A NON-GAAP MEASURE): Per share (diluted) income from continuing operations, excluding special items and net of preference share dividends. TXU believes that operational earnings is a useful measure of underlying results because of the magnitude and scope of the 4+4 performance improvement program and the significant effect of the special items on reported results. TXU relies on operational earnings for evaluation of performance and believes that analysis of the business by external users is enhanced by visibility to both reported GAAP earnings and operational earnings.

CASH INTEREST EXPENSE (A NON-GAAP MEASURE): Interest Expense and Related Charges less amortization of discount and reacquired debt expense plus capitalized interest. Cash interest expense is a measure used by TXU to assess credit quality.

EBITDA (A NON-GAAP MEASURE): Income from Continuing Operations before Interest Income, Interest Expense and Related Charges, and Income Tax plus Depreciation and Amortization and Special Items. EBITDA is a measure used by TXU to assess performance.

EBITDA/INTEREST (A NON-GAAP MEASURE): EBITDA divided by Cash Interest Expense is a measure used by TXU to assess credit quality.

DEBT/EBITDA (A NON-GAAP MEASURE): Total Debt less transition bonds and debt-related restricted cash divided by EBITDA. Transition, or securitization, bonds are serviced by a regulatory transition charge on wires rates and are therefore excluded from debt in credit reviews. Debt-related restricted cash is treated as net debt in credit reviews. Debt/EBITDA is a measure used by management to assess credit quality.

FREE CASH FLOW (A NON-GAAP MEASURE): Cash provided by operating activities less capital expenditures (including nuclear fuel), used predominantly as a forecasting tool to estimate cash available for dividends, debt reduction, and other investments.

INCOME FROM CONTINUING OPERATIONS PER SHARE (A GAAP MEASURE): Per share (diluted) income from continuing operations before cumulative effect of changes in accounting principles, before preference share dividends.

CONTRIBUTION MARGIN (A GAAP MEASURE): Operating revenues less cost of energy sold and delivery fees.

REPORTED EARNINGS PER SHARE (A GAAP MEASURE): Per share (diluted) net income available to common shareholders. When calculating diluted earnings per share, net income is adjusted for the after-tax interest on the securities creating the dilution (exchangeable preferred membership interests) and for the fair value of the option associated with TXU's floating rate convertible senior notes. For periods where including common stock equivalents would be anti-dilutive, net income is only adjusted for the after-tax fair value of the option associated with the floating rate convertible senior notes and basic average shares are used in the calculation.

RETURN ON AVERAGE COMMON STOCK EQUITY BASED ON NET INCOME: Twelve months ended Net Income Available for Common Stock (a GAAP measure) divided by the average of the beginning and ending Common Stock Equity (a GAAP measure) for the period calculated.

RETURN ON AVERAGE COMMON STOCK EQUITY BASED ON OPERATIONAL EARNINGS (A NON-GAAP MEASURE): Twelve months ended Operational Earnings (a non-GAAP measure) divided by the average of the beginning and ending Common Stock Equity (a GAAP measure) for the period calculated. This measure is used to evaluate operational performance and management effectiveness.

RETURN ON INVESTED  CAPITAL  BASED ON ADJUSTED NET INCOME (A NON-GAAP  MEASURE):
Twelve months ended Net Income (a GAAP measure) plus after-tax Interest Expense and Related Charges net of interest income on restricted cash related to debt, divided by the average of the beginning and ending Total Capitalization less debt-related restricted cash for the period calculated. This measure is used to evaluate operational performance and management effectiveness.

RETURN ON INVESTED CAPITAL BASED ON ADJUSTED OPERATIONAL EARNINGS (A NON-GAAP MEASURE): Twelve months ended Operational Earnings (a non-GAAP measure) plus Preference Share Dividends plus after-tax Interest Expense and Related Charges net of interest income on restricted cash related to debt, divided by the average of the beginning and ending Total Capitalization less debt-related restricted cash for the period calculated. This measure is used to evaluate operational performance and management effectiveness.

================================================================================

================================================================================

SPECIAL ITEMS: Unusual charges related to the implementation of the performance improvement program and other charges, credits or gains that are unusual or nonrecurring. The performance improvement program is being implemented in phases, and the charges are expected to occur largely within a one-year period. Special items are included in reported GAAP earnings, but are excluded from operational earnings. Special items associated with the performance improvement program will include costs related to severance programs, asset impairments and facility closures.

TOTAL CAPITALIZATION (A NON-GAAP MEASURE):  Total Debt plus Shareholders Equity.

TOTAL DEBT (A GAAP MEASURE): Long-term Debt (including current portion), plus Bank Loans and Commercial Paper, plus Long Term Debt Held by Subsidiary Trusts, plus Preferred Securities of Subsidiaries (including Exchangeable Preferred Membership Interests).

TOTAL DEBT LESS TRANSITION BONDS AND RESTRICTED CASH (A NON-GAAP MEASURE): TXU also uses a total debt measure that excludes transition bonds and restricted cash. Transition, or securitization, bonds are serviced by a regulatory transition charge on wires rates and are therefore excluded from debt in credit reviews. Debt-related restricted cash is treated as net debt in credit reviews. TXU uses this measure to evaluate its debt and capitalization levels.

================================================================================

================================================================================

ATTACHMENT 2: REGULATION G - RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

TABLE 1: RETURN ON AVERAGE COMMON STOCK EQUITY CALCULATION
TWELVE MONTHS ENDED Q4 04 VS. Q4 03; $MILLIONS UNLESS OTHERWISE NOTED

==============================================================================================================================
COMPONENT                                                                                      Q4 04            Q4 03     REF
===================================================================================== =============== ================ =======
Net income (loss) available for common stock                                                   (386)              560       A
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
Income from continuing operations before extraordinary gain and cumulative effect                 81              566
of changes in accounting principles
...................................................................................... ............... ................ .......
Special items (a)                                                                                828                -
...................................................................................... ............... ................ .......
Preference stock dividends                                                                       (22)             (22)
...................................................................................... ............... ................ .......
    Operational earnings                                                                         887              544       B
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
Average common equity                                                                          2,961            5,193       C
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
Return on average common equity - based on net income (A/C) (%)                                (13.0)            10.8
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
Return on average common equity - based on operational earnings (B/C) (%)                       30.0             10.5
==============================================================================================================================

TABLE 2: RETURN ON AVERAGE INVESTED CAPITAL CALCULATION
TWELVE MONTHS ENDED Q4 04 VS. Q4 03; $MILLIONS UNLESS OTHERWISE NOTED

==============================================================================================================================
COMPONENT                                                                                       Q4 04           Q4 03     REF
===================================================================================== ================ =============== =======
Net income (loss)                                                                                 485             582
...................................................................................... ................ ............... .......
After-tax interest expense and related charges net of interest income                             434             486
...................................................................................... ................ ............... .......
    Total return (based on net income)                                                            919           1,068       A
...................................................................................... ................ ............... .......

...................................................................................... ................ ............... .......
Operational earnings                                                                              887             544
...................................................................................... ................ ............... .......
Preference stock dividends                                                                         22              22
...................................................................................... ................ ............... .......
After-tax interest expense and related charges net of interest income (b)                         434             486
...................................................................................... ................ ............... .......
    Total return (based on operational earnings)                                                1,343           1,052       B
...................................................................................... ................ ............... .......

...................................................................................... ................ ............... .......
Average total capitalization                                                                   15,993          18,831       C
...................................................................................... ................ ............... .......

...................................................................................... ................ ............... .......
Return on average invested capital - based on net income (A/C) (%)                                5.7             5.7
...................................................................................... ................ ............... .......

...................................................................................... ................ ............... .......
Return on average invested capital - based on operational earnings (B/C) (%)                      8.4             5.6
...................................................................................... ................ ............... .......

...................................................................................... ................ ............... .......
(b)  After-tax interest expense and related charges net of interest income
...................................................................................... ................ ............... .......
     Interest expense                                                                             695             784
...................................................................................... ................ ............... .......
     Interest income                                                                              (28)            (36)
...................................................................................... ................ ............... .......
         Net                                                                                      667             748
...................................................................................... ................ ............... .......
      Tax at 35%                                                                                  233             262
...................................................................................... ................ ............... .......
         Net of tax                                                                               434             486
==============================================================================================================================

================================================================================

================================================================================

TABLE 3: INTEREST AND DEBT COVERAGE RATIOS
TWELVE MONTHS ENDED Q4 04 VS. Q4 03; $MILLIONS UNLESS OTHERWISE NOTED

==============================================================================================================================
COMPONENT                                                                                      Q4 04            Q4 03     REF
===================================================================================== =============== ================ =======
Income from continuing operations before income taxes and extraordinary items                   123              818
...................................................................................... ............... ................ .......
Interest expense and related charges                                                            695              784
...................................................................................... ............... ................ .......
Interest income                                                                                 (28)             (36)
...................................................................................... ............... ................ .......
Depreciation and amortization                                                                   760              723
...................................................................................... ............... ................ .......
Special items                                                                                 1,190                -
...................................................................................... ............... ................ .......
   EBITDA                                                                                     2,740             2,289       A
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
Interest expense and related charges                                                            695              784
...................................................................................... ............... ................ .......
Amortization of discount and reacquired debt expense                                            (27)             (31)
...................................................................................... ............... ................ .......
Capitalized interest                                                                             12               12
...................................................................................... ............... ................ .......
   Cash interest expense                                                                        680               765       B
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
Total debt                                                                                   12,874            12,590
...................................................................................... ............... ................ .......
Transition bonds                                                                             (1,258)             (500)
...................................................................................... ............... ................ .......
Debt-related restricted cash                                                                      -              (525)
...................................................................................... ............... ................ .......
   Total                                                                                     11,616            11,565       C
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
EBITDA/Interest (A/B)                                                                           4.0              3.0
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
Debt/EBITDA (C/A)                                                                               4.2              5.1
==============================================================================================================================


TABLE 4A:  CONSOLIDATED - OPERATIONAL EARNINGS RECONCILIATION
Q4 04; $MILLIONS AND $ PER SHARE AFTER TAX

===================================================================================================================================
                                                                  ELECTRIC    ELECTRIC       CORP.        CORP.
FACTOR                                      ENERGY     ENERGY     DELIVERY    DELIVERY     & OTHER      & OTHER    TOTAL     TOTAL
======================================== ========== ========== ============ =========== =========== ============ ======== ==========
OPERATIONAL EARNINGS                           167       0.61           55        0.20         (39)       (0.14)     183      0.67
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Special items(1)                              (165)     (0.60)         (20)      (0.07)       (346)       (1.27)    (531)    (1.94)
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Discontinued operations(2)                      (1)         -            -           -        (287)       (1.07)    (288)    (1.07)
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Cumulative effect of accounting change           4       0.01            2        0.01           4         0.02       10      0.04
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Effect of dilution calculation                   -          -            -           -           -        (0.02)       -     (0.02)
......................................... .......... .......... ............ ........... ........... ............ ........ .........
NET INCOME TO COMMON                             5       0.02           37        0.14        (668)       (2.48)    (626)    (2.32)
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Average shares - diluted                                                                                                       274
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Average shares - basic                                                                                                         270
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Dilutive effect of sr. convertible notes                                                                                         -
===================================================================================================================================

---------------------------
(1) See Table 3: Description of Special Items on page 5 of the Earnings Release for details of special items.

(2) See Table 19: Details of Discontinued Operations on page 16 of the Earnings Release and accompanying Segment Consolidating Income Statements for details of discontinued operations.

================================================================================

================================================================================

TABLE 4B:  CONSOLIDATED - OPERATIONAL EARNINGS RECONCILIATION
Q4 03; $MILLIONS AND $ PER SHARE AFTER TAX

===================================================================================================================================
                                                                  ELECTRIC    ELECTRIC       CORP.        CORP.
FACTOR                                      ENERGY     ENERGY     DELIVERY    DELIVERY     & OTHER      & OTHER    TOTAL     TOTAL
======================================== ========== ========== ============ =========== =========== ============ ======== =========
OPERATIONAL EARNINGS                            57       0.18           20        0.06        (43)       (0.13)       34      0.11
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Discontinued operations                        (16)     (0.05)           -           -           5         0.02     (11)    (0.03)
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Effect of dilution calculation                   -          -            -           -           -       (0.01)        -    (0.01)
......................................... .......... .......... ............ ........... ........... ............ ........ .........
NET INCOME TO COMMON                            41       0.13           20        0.06        (38)       (0.12)       23      0.07
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Average shares - basic                                                                                                         323
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Dilutive effect of sr. convertible notes                                                                                         -
===================================================================================================================================

TABLE 4C:  CONSOLIDATED - OPERATIONAL EARNINGS RECONCILIATION
YTD 04; $MILLIONS AND $ PER SHARE AFTER TAX

===================================================================================================================================
                                                                  ELECTRIC    ELECTRIC       CORP.        CORP.
FACTOR                                      ENERGY     ENERGY     DELIVERY    DELIVERY     & OTHER      & OTHER    TOTAL     TOTAL
======================================== ========== ========== ============ =========== =========== ============ ======== =========
OPERATIONAL EARNINGS                          747       2.33          288        0.90        (148)       (0.41)      887      2.82
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Special items                                (339)     (1.06)         (33)      (0.10)       (456)       (1.42)     (828)    (2.58)
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Discontinued operations                       (33)     (0.11)            -           -         411         1.37      378      1.26
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Extraordinary gain, net of tax effect            -          -           16        0.05           -            -       16      0.05
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Cumulative effect of accounting change           4       0.01            2        0.01           4         0.01       10      0.03
......................................... .......... .......... ............ ........... ........... ............ ........ .........
EPMI buyback premium                             -          -            -           -        (849)       (2.83)    (849)    (2.83)
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Effect of dilution calculation                   -       0.09            -           -           -        (0.28)             (0.04)
......................................... .......... .......... ............ ........... ........... ............ ........ .........
NET INCOME TO COMMON                           379      1. 26          273        0.86      (1,038)       (3.46)    (386)    (1.29)
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Average shares - basic                                                                                                         300
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Average shares - diluted                                                                                                       321
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Dilutive effect of EPMIs                                                                                                        18
===================================================================================================================================

TABLE 4D:  CONSOLIDATED - OPERATIONAL EARNINGS RECONCILIATION
YTD 03; $MILLIONS AND $ PER DILUTIVE SHARE AFTER TAX

===================================================================================================================================
                                                                  ELECTRIC    ELECTRIC       CORP.        CORP.
FACTOR                                      ENERGY     ENERGY     DELIVERY    DELIVERY     & OTHER      & OTHER    TOTAL     TOTAL
======================================== ========== ========== ============ =========== =========== ============ ======== =========
OPERATIONAL EARNINGS                           497       1.31          258        0.68        (211)       (0.41)     544      1.58
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Discontinued operations                        (17)     (0.05)           -           -          91         0.25       74      0.20
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Income from continuing operations
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Cumulative effect of accounting change         (58)     (0.15)           -           -           -            -      (58)    (0.15)
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Effect of dilution calculation                   -          -            -           -           -        (0.01)       -     (0.01)
......................................... .......... .......... ............ ........... ........... ............ ........ .........
NET INCOME TO COMMON                           422       1.11          258        0.68        (120)       (0.17)     560      1.62
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Average shares - basic                                                                                                         322
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Average shares - diluted                                                                                                       379
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Dilutive effect of sr. convertible notes                                                                                         -
......................................... .......... .......... ............ ........... ........... ............ ........ .........
Dilutive effect of EPMIs                                                                                                        53
===================================================================================================================================

================================================================================

TXU CORP. AND SUBSIDIARIES
SEGMENT CONSOLIDATING INCOME STATEMENT
Quarter to Date Ended: December 31, 2004

                                                                                   ELECTRIC    CORPORATE    ELIMINATIONS /
                                                                      ENERGY       DELIVERY    & OTHER        ROUNDING      TOTAL
                                                                     ----------  ------------ ------------ -------------  ----------
Operating revenues                                                        1,906       538                7          (321)     2,130
                                                                     ---------------------------------------------------------------

Direct costs and expenses
  Cost of energy sold including delivery fees                             1,108         -                -          (314)       794
  Operating costs                                                           191       183                -            (2)       372
  Depreciation and amortization                                              81       103              (12)            1        173
                                                                     ---------------------------------------------------------------
     Total direct costs and expenses                                      1,380       286              (12)         (315)     1,339
                                                                     ---------------------------------------------------------------

Gross margin                                                                526       252               19            (6)       791

Other costs and expenses
  Selling, general and administrative expenses                              172        67               53            (7)       285
  Non-operating depreciation and other amortization                           1         -                8             -          9
  Franchise and revenue-based taxes                                          37        65                -             -        102
  Other income                                                              (61)       (4)             (11)            2        (74)
  Other deductions                                                          310        29              356            (1)       694
  Interest income                                                           (10)      (14)             (24)           41         (7)
  Interest expense and related charges                                       91        67               57           (41)       174
                                                                     ---------------------------------------------------------------
     Total other costs and expenses                                         540       210              439            (6)     1,183
                                                                     ---------------------------------------------------------------

Income (loss) from continuing operations before income taxes, extraordinary gain and cumulative effect of changes in
  accounting principles                                                     (14)       42             (420)            -       (392)

Income tax expense (benefit)                                                (16)        7              (41)            -        (50)
                                                                     ---------------------------------------------------------------

Income (loss) from continuing operations before extraordinary
  gain and cumulative effect of changes in accounting principles              2        35             (379)            -       (342)

Income (loss) from discontinued operations, net of tax effect                (1)        -             (287)            -       (288)

Extraordinary gain, net of tax                                                -         -                -             -          -

Cumulative effect of changes in
  accounting principles, net of tax benefit                                   4         2                4             -         10
                                                                     ---------------------------------------------------------------

Net income (loss)                                                             5        37             (662)            -       (620)

Exchangeable preferred membership interest buyback premium                    -         -                -             -

Preference stock dividends                                                    -         -                6             -          6
                                                                     ---------------------------------------------------------------

Net income (loss) available to common shareholders                            5        37             (668)            -       (626)
                                                                     ===============================================================


Average shares of common stock outstanding, basic (millions)                                                                    270
Average shares of common stock outstanding, diluted (millions)                                                                  270

Per share of common stock:
  Basic earnings:
     Income (loss) from continuing operations before extraordinary
       gain and cumulative effect of changes in accounting principles      0.01      0.13            (1.41)        (0.00)     (1.27)
     Income (Loss) from discontinued operations, net of tax effect            -         -            (1.07)            -      (1.07)
     Extraordinary gain, net of tax                                           -         -                -             -          -
     Cumulative effect of changes in accounting principles,
       net of tax benefit                                                  0.01      0.01             0.02         (0.00)      0.04
     Exchangeable preferred membership interest buyback premium               -         -                -             -          -
     Preference stock dividends                                               -         -            (0.02)            -      (0.02)
     Net income (loss) available to common shareholders                    0.02      0.14            (2.48)            -      (2.32)

   Diluted earnings:

     Income (loss) from continuing operations before extraordinary
       gain and cumulative effect of changes in accounting principles      0.01      0.13            (1.41)        (0.00)     (1.27)
     Income (Loss) from discontinued operations, net of tax effect            -         -            (1.07)            -      (1.07)
     Extraordinary gain, net of tax                                           -         -                -             -          -
     Cumulative effect of changes in accounting principles,
       net of tax benefit                                                  0.01      0.01             0.02         (0.00)      0.04
     Exchangeable preferred membership interest buyback premium               -         -                -             -          -
     Preference stock dividends                                               -         -            (0.02)            -      (0.02)
     Net income (loss) available to common shareholders                    0.02      0.14            (2.48)            -      (2.32)
Dividends declared                                                                                                            0.563

TXU CORP. AND SUBSIDIARIES
SEGMENT CONSOLIDATING INCOME STATEMENT
Quarter to Date Ended: December 31, 2003

                                                                                   ELECTRIC   CORPORATE  ELIMINATIONS /
                                                                       ENERGY      DELIVERY    & OTHER      ROUNDING      TOTAL
                                                                      ---------  ------------ ---------- -------------- -----------

Operating revenues                                                        1,743          482           5           (323)      1,907
                                                                      -------------------------------------------------------------

Direct costs and expenses
  Cost of energy sold including delivery fees                             1,080            -           -           (318)        762
  Operating costs                                                           180          186           -             (2)        364
  Depreciation and amortization                                              91           79           -              1         171
                                                                      -------------------------------------------------------------
    Total direct costs and expenses                                       1,351          265           -           (319)      1,297
                                                                      -------------------------------------------------------------

Gross margin                                                                392          217           5             (4)        610

Other costs and expenses
  Selling, general and administrative expenses                              179           62          23             (5)        259
  Non-operating depreciation and other amortization                          10            3           5              -          18
  Franchise and revenue-based taxes                                          40           66           4              -         110
  Other income                                                               (5)          (2)         (2)             1          (8)
  Other deductions                                                           13            -           -             (1)         12
  Interest income                                                            (5)          (9)        (10)             8         (16)
  Interest expense and related charges                                       77           71          47             (7)        188
                                                                      -------------------------------------------------------------
    Total other costs and expenses                                          309          191          67             (4)        563
                                                                      -------------------------------------------------------------

Income (loss) from continuing operations before income
   taxes, extraordinary gain and cumulative effect of
   changes in accounting principles                                          83           26         (62)             -          47

Income tax expense (benefit)                                                 25            7         (24)             -           8
                                                                      -------------------------------------------------------------

Income (loss) from continuing operations before extraordinary
  gain and cumulative effect of changes in accounting principles             58           19         (38)             -          39

Income (loss) from discontinued operations, net of tax effect               (16)           -           5              -         (11)

Extraordinary gain, net of tax                                                -            -           -              -           -

Cumulative effect of changes in
  accounting principles, net of tax benefit                                   -            -           -              -           -
                                                                      -------------------------------------------------------------

Net income (loss)                                                            42           19         (33)             -          28

Exchangeable preferred membership interest buyback premium                    -            -           -                          -

Preference stock dividends                                                    -            -           5              -           5
                                                                      -------------------------------------------------------------

Net income (loss) available to common shareholders                           42           19         (38)             -          23
                                                                      =============================================================


Average shares of common stock outstanding, basic (millions)                                                                    323
Average shares of common stock outstanding, diluted (millions)                                                                  323

Per share of common stock:
  Basic earnings:
    Income (loss) from continuing operations before extraordinary gain
        and cumulative effect of changes in accounting principles          0.18         0.06       (0.12)             -        0.12
    Income (Loss) from discontinued operations, net of tax                (0.05)           -        0.02           0.00       (0.03)
    Extraordinary gain, net of tax                                            -            -           -              -           -
    Cumulative effect of changes in accounting principles,
        net of tax benefit                                                    -            -           -              -           -
    Exchangeable preferred membership interest buyback premium                -            -           -              -           -
    Preference stock dividends                                                -            -       (0.02)             -       (0.02)
    Net income (loss) available to common shareholders                     0.13         0.06       (0.12)             -        0.07

  Diluted earnings:
    Income (loss) from continuing operations before extraordinary
        gain and cumulative effect of changes in accounting principles     0.18         0.06       (0.12)             -        0.12
    Income (Loss) from discontinued operations, net of tax                (0.05)           -        0.02           0.00       (0.03)
    Extraordinary gain, net of tax                                            -            -           -              -           -
    Cumulative effect of changes in accounting principles,
        net of tax benefit                                                    -            -           -              -           -
    Exchangeable preferred membership interest buyback premium                -            -           -              -           -
    Preference stock dividends                                                -            -       (0.02)             -       (0.02)
    Net income (loss) available to common shareholders                     0.13         0.06       (0.12)             -        0.07

Dividends declared                                                                                                            0.125

TXU CORP. AND SUBSIDIARIES
SEGMENT CONSOLIDATING INCOME STATEMENT - VARIANCE
QUARTER TO DATE ENDED DECEMBER 31, 2004 VS DECEMBER 31, 2003

                                                                                ELECTRIC        ORPORATE   ELIMINATIONS /
                                                                      ENERGY    DELIVERY         & OTHER     ROUNDING      TOTAL
                                                                    --------- ------------    -----------  -----------  ----------
Operating revenues                                                       163           56              2          2           223
                                                                    --------------------------------------------------------------

Direct costs and expenses
     Cost of energy sold including delivery fees                          28            -              -          4            32
     Operating costs                                                      11           (3)             -          -             8
     Depreciation and amortization                                       (10)          24            (12)         -             2
                                                                    --------------------------------------------------------------
        Total direct costs and expenses                                   29           21            (12)         4            42
                                                                    --------------------------------------------------------------

Gross margin                                                             134           35             14         (2)          181

Other costs and expenses
     Selling, general and administrative expenses                         (7)           5             30         (2)           26
     Non-operating depreciation and other amortization                    (9)          (3)             3          -            (9)
     Franchise and revenue-based taxes                                    (3)          (1)            (4)         -            (8)
     Other income                                                        (56)          (2)            (9)         1           (66)
     Other deductions                                                    297           29            356          -           682
     Interest income                                                      (5)          (5)           (14)        33             9
        Interest expense and related charges                              14           (4)            10        (34)          (14)
                                                                    --------------------------------------------------------------
        Total other costs and expenses                                   231           19            372         (2)          620
                                                                    --------------------------------------------------------------

Income (loss) from continuing operations before income taxes, extraordinary gain and cumulative effect of changes in
     accounting principles                                               (97)          16           (358)         -          (439)

Income tax expense (benefit)                                             (41)           -            (17)         -           (58)
                                                                    --------------------------------------------------------------

Income (loss) from continuing operations before extraordinary
     gain and cumulative effect of changes in accounting principles      (56)          16           (341)         -          (381)

Income (loss) from discontinued operations, net of tax effect             15            -           (292)         -          (277)

Extraordinary gain, net of tax                                             -            -              -          -             -

Cumulative effect of changes in
     accounting principles, net of tax benefit                             4            2              4          -            10
                                                                    --------------------------------------------------------------

Net income (loss)                                                        (37)          18           (629)         -          (648)

Exchangeable preferred membership interest buyback premium                 -            -              -          -             -

Preference stock dividends                                                 -            -              1          -             1
                                                                    --------------------------------------------------------------

Net income (loss) available to common shareholders                       (37)          18           (630)         -          (649)
                                                                    ==============================================================


Average shares of common stock outstanding, basic (millions)
Average shares of common stock outstanding, diluted (millions)                                                                (53)
                                                                                                                              (53)
Per share of common stock:
   Basic earnings:
     Income (loss) from continuing operations before cumulative
           effect of changes in accounting principles                  (0.17)        0.07          (1.29)     (0.00)        (1.39)
     Income (Loss) from discontinued operations, net of tax effect      0.05            -          (1.09)     (0.00)        (1.04)
     Extraordinary loss, net of tax effect                                 -            -              -          -             -
     Cumulative effect of changes in accounting principles,
          net of tax benefit                                            0.01         0.01           0.02      (0.00)         0.04
     Exchangeable preferred membership interest buyback premium            -            -              -          -             -
     Preference stock dividends                                            -            -              -          -             -
     Net income (loss) available for common stock                      (0.11)        0.08          (2.36)         -         (2.39)

   Diluted earnings:
     Income (loss) from continuing operations before cumulative
           effect of changes in accounting principles                  (0.17)        0.07          (1.29)     (0.00)        (1.39)
     Income (Loss) from discontinued operations, net of tax effect      0.05            -          (1.09)     (0.00)        (1.04)
     Extraordinary loss, net of tax effect                                 -            -              -          -             -
     Cumulative effect of changes in accounting principles,
          net of tax benefit                                            0.01         0.01           0.02      (0.00)         0.04
     Exchangeable preferred membership interest buyback premium            -            -              -          -             -
     Preference stock dividends                                            -            -              -          -             -
     Net income (loss) available for common stock                      (0.11)        0.08          (2.36)         -         (2.39)

Dividends declared                                                                                                          0.438


TXU CORP. AND SUBSIDIARIES
SEGMENT CONSOLIDATING INCOME STATEMENT
YEAR TO DATE ENDED: DECEMBER 31, 2004

                                                                                                                 CORPORATE
                                                                            ENERGY        ELECTRIC DELIVERY       & OTHER
                                                                       -----------------  -----------------  ------------------
Operating revenues                                                                8,495              2,226                  31
                                                                       ---------------------------------------------------------

Direct costs and expenses
   Cost of energy sold including delivery fees                                    5,265                  -                  (1)
   Operating costs                                                                  704                730                   1
   Depreciation and amortization                                                    327                386                  (4)
                                                                       ---------------------------------------------------------
     Total direct costs and expenses                                              6,296              1,116                  (4)
                                                                       ---------------------------------------------------------

Gross margin                                                                      2,199              1,110                  35

Other costs and expenses
   Selling, general and administrative expenses                                     667                219                 224
   Non-operating depreciation and other amortization                                 23                  3                  25
   Franchise and revenue-based taxes                                                117                248                   2
   Other income                                                                    (110)                (7)                (33)
   Other deductions                                                                 610                 52                 513
   Interest income                                                                  (31)               (56)                (77)
   Interest expense and related charges                                             353                280                 198
                                                                       ---------------------------------------------------------
      Total other costs and expenses                                              1,629                739                 852
                                                                       ---------------------------------------------------------

Income (loss) from continuing operations before income taxes, extraordinary gain and cumulative effect of changes in
   accounting principles                                                            570                371                (817)

Income tax expense (benefit)                                                        162                116                (235)
                                                                       ---------------------------------------------------------

Income (loss) from continuing operations before extraordinary gain and
   cumulative effect of changes in accounting principles                            408                255                (582)

Income (loss) from discontinued operations, net of tax effect                       (34)                 -                 411

Extraordinary gain, net of tax                                                        -                 16                   -

Cumulative effect of changes in
   accounting principles, net of tax benefit                                          4                  2                   4
                                                                       ---------------------------------------------------------

Net income (loss)                                                                   378                273                (167)

Exchangeable preferred membership interest buyback premium                            -                  -                 849

Preference stock dividends                                                            -                  -                  22
                                                                       ---------------------------------------------------------

Net income (loss) available to common shareholders                                  378                273              (1,038)
                                                                       =========================================================


Average shares of common stock outstanding, basic (millions)
Average shares of common stock outstanding, diluted (millions)

Per share of common stock:
   Basic earnings:
     Income (loss) from continuing operations before extraordinary gain
           and cumulative effect of changes in accounting principles               1.36               0.85               (1.94)
     Income (Loss) from discontinued operations, net of tax effect                (0.11)                 -                1.37
     Extraordinary gain, net of tax                                                   -               0.05                   -
     Cumulative effect of changes in accounting principles,
          net of tax benefit                                                       0.01               0.01                0.01
     Exchangeable preferred membership interest buyback premium                       -                  -               (2.83)
     Preference stock dividends                                                       -                  -               (0.07)
     Net income (loss) available to common shareholders                            1.26               0.91               (3.46)

   Diluted earnings:
     Income (loss) from continuing operations before extraordinary gain
           and cumulative effect of changes in accounting principles               1.36               0.85               (1.94)
     Income (Loss) from discontinued operations, net of tax effect                (0.11)                 -                1.37
     Extraordinary gain, net of tax                                                   -               0.05                   -
     Cumulative effect of changes in accounting principles,
          net of tax benefit                                                       0.01               0.01                0.01
     Exchangeable preferred membership interest buyback premium                       -                  -               (2.83)
     Preference stock dividends                                                       -                  -               (0.07)
     Net income (loss) available to common shareholders                            1.26               0.91               (3.46)

Dividends declared

                                                                             ELIMINATIONS /
                                                                                ROUNDING             TOTAL
                                                                       --------------------- ------------------
Operating revenues                                                                   (1,444)             9,308
                                                                       ----------------------------------------

Direct costs and expenses
   Cost of energy sold including delivery fees                                       (1,417)             3,847
   Operating costs                                                                       (6)             1,429
   Depreciation and amortization                                                          -                709
                                                                       ----------------------------------------
     Total direct costs and expenses                                                 (1,423)             5,985
                                                                       ----------------------------------------

Gross margin                                                                            (21)             3,323

Other costs and expenses
   Selling, general and administrative expenses                                         (19)             1,091
   Non-operating depreciation and other amortization                                      -                 51
   Franchise and revenue-based taxes                                                      -                367
   Other income                                                                           2               (148)
   Other deductions                                                                      (3)             1,172
   Interest income                                                                      136                (28)
   Interest expense and related charges                                                (136)               695
                                                                       ----------------------------------------
      Total other costs and expenses                                                    (20)             3,200
                                                                       ----------------------------------------

Income (loss) from continuing operations before income taxes, extraordinary gain and cumulative effect of changes in
   accounting principles                                                                 (1)               123

Income tax expense (benefit)                                                             (1)                42
                                                                       ----------------------------------------

Income (loss) from continuing operations before extraordinary gain and
   cumulative effect of changes in accounting principles                                  -                 81

Income (loss) from discontinued operations, net of tax effect                             1                378

Extraordinary gain, net of tax                                                            -                 16

Cumulative effect of changes in
   accounting principles, net of tax benefit                                              -                 10
                                                                       ----------------------------------------

Net income (loss)                                                                         1                485

Exchangeable preferred membership interest buyback premium                                                 849

Preference stock dividends                                                                -                 22
                                                                       ----------------------------------------

Net income (loss) available to common shareholders                                        1               (386)
                                                                       ========================================


Average shares of common stock outstanding, basic (millions)                                               300
Average shares of common stock outstanding, diluted (millions)                                             300

Per share of common stock:
   Basic earnings:
     Income (loss) from continuing operations before extraordinary gain
           and cumulative effect of changes in accounting principles                      -               0.27
     Income (Loss) from discontinued operations, net of tax effect                        -               1.26
     Extraordinary gain, net of tax                                                       -               0.05
     Cumulative effect of changes in accounting principles,
          net of tax benefit                                                          (0.00)              0.03
     Exchangeable preferred membership interest buyback premium                           -              (2.83)
     Preference stock dividends                                                           -              (0.07)
     Net income (loss) available to common shareholders                                   -              (1.29)

   Diluted earnings:
     Income (loss) from continuing operations before extraordinary gain
           and cumulative effect of changes in accounting principles                      -               0.27
     Income (Loss) from discontinued operations, net of tax effect                        -               1.26
     Extraordinary gain, net of tax                                                       -               0.05
     Cumulative effect of changes in accounting principles,
          net of tax benefit                                                          (0.00)              0.03
     Exchangeable preferred membership interest buyback premium                           -              (2.83)
     Preference stock dividends                                                           -              (0.07)
     Net income (loss) available to common shareholders                                   -              (1.29)

Dividends declared                                                                                       0.938

TXU CORP. AND SUBSIDIARIES
SEGMENT CONSOLIDATING INCOME STATEMENT
YEAR TO DATE ENDED: DECEMBER 31, 2003

                                                                                                                    CORPORATE
                                                                           ENERGY          ELECTRIC DELIVERY         & OTHER
                                                                      ------------------   ------------------    ------------------
Operating revenues                                                                7,986                2,087                   16
                                                                      -------------------------------------------------------------

Direct costs and expenses
   Cost of energy sold including delivery fees                                    5,117                    -                    -
   Operating costs                                                                  685                  710                    -
   Depreciation and amortization                                                    368                  285                    -
                                                                      -------------------------------------------------------------
      Total direct costs and expenses                                             6,170                  995                    -
                                                                      -------------------------------------------------------------

Gross margin                                                                      1,816                1,092                   16

Other costs and expenses
   Selling, general and administrative expenses                                     636                  207                   72
   Non-operating depreciation and other amortization                                 39                   12                   18
   Franchise and revenue-based taxes                                                124                  250                   16
   Other income                                                                     (48)                  (9)                  (5)
   Other deductions                                                                  22                    -                   24
   Interest income                                                                   (8)                 (52)                 (38)
   Interest expense and related charges                                             323                  300                  223
                                                                      -------------------------------------------------------------
      Total other costs and expenses                                              1,088                  708                  310
                                                                      -------------------------------------------------------------

Income (loss) from continuing operations before income taxes, extraordinary gain and cumulative effect of changes in
   accounting principles                                                            728                  384                 (294)

Income tax expense (benefit)                                                        231                  126                 (105)
                                                                      -------------------------------------------------------------

Income (loss) from continuing operations before extraordinary gain
   and cumulative effect of changes in accounting principles                        497                  258                 (189)

Income (loss) from discontinued operations, net of tax effect                       (18)                   -                   91

Extraordinary gain, net of tax                                                        -                    -                    -

Cumulative effect of changes in
   accounting principles, net of tax benefit                                        (58)                   -                    -
                                                                      -------------------------------------------------------------

Net income (loss)                                                                   421                  258                  (98)

Exchangeable preferred membership interest buyback premium                            -                    -                    -

Preference stock dividends                                                            -                    -                   22
                                                                      -------------------------------------------------------------

Net income (loss) available to common shareholders                                  421                  258                 (120)
                                                                      =============================================================


Average shares of common stock outstanding, basic (millions)
Average shares of common stock outstanding, diluted (millions)

Per share of common stock:
   Basic earnings:
     Income (loss) from continuing operations before cumulative
           effect of changes in accounting principles                              1.54                 0.80                (0.58)
     Income (Loss) from discontinued operations, net of tax effect                (0.06)                   -                 0.29
     Extraordinary loss, net of tax effect                                            -                    -                    -
     Cumulative effect of changes in accounting principles,
          net of tax benefit                                                      (0.18)                   -                    -
     Exchangeable preferred membership interest buyback premium                       -                    -                    -
     Preference stock dividends                                                       -                    -                (0.07)
     Net income (loss) available for common stock                                  1.30                 0.80                (0.36)

   Diluted earnings:
     Income (loss) from continuing operations before cumulative
           effect of changes in accounting principles                              1.31                 0.68                (0.36)*
     Income (Loss) from discontinued operations, net of tax effect                (0.05)                   -                 0.25
     Extraordinary loss, net of tax effect                                            -                    -                    -
     Cumulative effect of changes in accounting principles,
          net of tax benefit                                                      (0.15)                   -                    -
     Exchangeable preferred membership interest buyback premium                       -                    -                    -
     Preference stock dividends                                                       -                    -                (0.06)
     Net income (loss) available for common stock                                  1.11                 0.68                (0.17)

Dividends declared


                                                                         ELIMINATIONS /
                                                                            ROUNDING             TOTAL
                                                                       ------------------  -----------------
Operating revenues                                                                (1,489)             8,600
                                                                      --------------------------------------

Direct costs and expenses
   Cost of energy sold including delivery fees                                    (1,477)             3,640
   Operating costs                                                                    (6)             1,389
   Depreciation and amortization                                                       1                654
                                                                      --------------------------------------
      Total direct costs and expenses                                             (1,482)             5,683
                                                                      --------------------------------------

Gross margin                                                                          (7)             2,917

Other costs and expenses
   Selling, general and administrative expenses                                       (8)               907
   Non-operating depreciation and other amortization                                   1                 70
   Franchise and revenue-based taxes                                                   -                390
   Other income                                                                        4                (58)
   Other deductions                                                                   (4)                42
   Interest income                                                                    62                (36)
   Interest expense and related charges                                              (62)               784
                                                                      --------------------------------------
      Total other costs and expenses                                                  (7)             2,099
                                                                      --------------------------------------

Income (loss) from continuing operations before income taxes, extraordinary gain and cumulative effect of changes in
   accounting principles                                                               -                818

Income tax expense (benefit)                                                           -                252
                                                                      --------------------------------------

Income (loss) from continuing operations before extraordinary gain
   and cumulative effect of changes in accounting principles                           -                566

Income (loss) from discontinued operations, net of tax effect                          1                 74

Extraordinary gain, net of tax                                                         -                  -

Cumulative effect of changes in
   accounting principles, net of tax benefit                                           -                (58)
                                                                      --------------------------------------

Net income (loss)                                                                      1                582

Exchangeable preferred membership interest buyback premium                                                -

Preference stock dividends                                                             -                 22
                                                                      --------------------------------------

Net income (loss) available to common shareholders                                     1                560
                                                                      ======================================


Average shares of common stock outstanding, basic (millions)                                            322
Average shares of common stock outstanding, diluted (millions)                                          379

Per share of common stock:
   Basic earnings:
     Income (loss) from continuing operations before cumulative
           effect of changes in accounting principles                              (0.00)              1.76
     Income (Loss) from discontinued operations, net of tax effect                  0.00               0.23
     Extraordinary loss, net of tax effect                                             -                  -
     Cumulative effect of changes in accounting principles,
          net of tax benefit                                                           -              (0.18)
     Exchangeable preferred membership interest buyback premium                        -                  -
     Preference stock dividends                                                        -              (0.07)
     Net income (loss) available for common stock                                  (0.00)              1.74

   Diluted earnings:
     Income (loss) from continuing operations before cumulative
           effect of changes in accounting principles                              (0.00)              1.63
     Income (Loss) from discontinued operations, net of tax effect                     -               0.20
     Extraordinary loss, net of tax effect                                             -                  -
     Cumulative effect of changes in accounting principles,
          net of tax benefit                                                           -              (0.15)
     Exchangeable preferred membership interest buyback premium                        -                  -
     Preference stock dividends                                                        -              (0.06)
     Net income (loss) available for common stock                                  (0.00)              1.62

Dividends declared                                                                                    0.500

* Reflects the dilution adjustment ($53 million dilution adjustment / 57 million shares).

TXU CORP. AND SUBSIDIARIES
SEGMENT CONSOLIDATING INCOME STATEMENT - VARIANCE
YEAR TO DATE ENDED DECEMBER 31, 2004 VS DECEMBER 31, 2003

                                                                                                                   CORPORATE
                                                                         ENERGY          ELECTRIC DELIVERY          & OTHER
                                                                    ------------------   ------------------    ------------------

Operating revenues                                                                509                  139                    15
                                                                    ---------------------------------------------------------------

Direct costs and expenses
   Cost of energy sold including delivery fees                                    148                    -                    (1)
   Operating costs                                                                 19                   20                     1
   Depreciation and amortization                                                  (41)                 101                    (4)
                                                                    ---------------------------------------------------------------
      Total direct costs and expenses                                             126                  121                    (4)
                                                                    ---------------------------------------------------------------

Gross margin                                                                      383                   18                    19

Other costs and expenses
   Selling, general and administrative expenses                                    31                   12                   152
   Non-operating depreciation and other amortization                              (16)                  (9)                    7
   Franchise and revenue-based taxes                                               (7)                  (2)                  (14)
   Other income                                                                   (62)                   2                   (28)
   Other deductions                                                               588                   52                   489
   Interest income                                                                (23)                  (4)                  (39)
   Interest expense and related charges                                            30                  (20)                  (25)
                                                                    ---------------------------------------------------------------
      Total other costs and expenses                                              541                   31                   542
                                                                    ---------------------------------------------------------------

Income (loss) from continuing operations before income taxes, extraordinary gain and cumulative effect of changes in
   accounting principles                                                         (158)                 (13)                 (523)

Income tax expense (benefit)                                                      (69)                 (10)                 (130)
                                                                    ---------------------------------------------------------------

Income (loss) from continuing operations before extraordinary gain
   and cumulative effect of changes in accounting principles                      (89)                  (3)                 (393)

Income (loss) from discontinued operations, net of tax effect                     (16)                   -                   320

Extraordinary gain, net of tax                                                      -                   16                     -

Cumulative effect of changes in
   accounting principles, net of tax benefit                                       62                    2                     4
                                                                    ---------------------------------------------------------------

Net income (loss)                                                                 (43)                  15                   (69)

Exchangeable preferred membership interest buyback premium                          -                    -                   849

Preference stock dividends                                                          -                    -                     -
                                                                    ---------------------------------------------------------------

Net income (loss) available to common shareholders                                (43)                  15                  (918)
                                                                    ===============================================================


Average shares of common stock outstanding, basic (millions)
Average shares of common stock outstanding, diluted (millions)

Per share of common stock:
   Basic earnings:
     Income (loss) from continuing operations before cumulative
           effect of changes in accounting principles                           (0.18)                0.05                 (1.36)
     Income (Loss) from discontinued operations, net of tax effect              (0.05)                   -                  1.08
     Extraordinary loss, net of tax effect                                          -                 0.05                     -
     Cumulative effect of changes in accounting principles,
          net of tax benefit                                                     0.19                 0.01                  0.01
     Exchangeable preferred membership interest buyback premium                     -                    -                 (2.83)
     Preference stock dividends                                                     -                    -                     -
     Net income (loss) available for common stock                               (0.04)                0.11                 (3.10)

   Diluted earnings:
     Income (loss) from continuing operations before cumulative
           effect of changes in accounting principles                            0.05                 0.17                 (1.58) *
     Income (Loss) from discontinued operations, net of tax effect              (0.06)                   -                  1.12
     Extraordinary loss, net of tax effect                                          -                 0.05                     -
     Cumulative effect of changes in accounting principles,
          net of tax benefit                                                     0.16                 0.01                  0.01
     Exchangeable preferred membership interest buyback premium                     -                    -                 (2.83)
     Preference stock dividends                                                     -                    -                 (0.01)
     Net income (loss) available for common stock                                0.15                 0.23                 (3.29)

Dividends declared


                                                                      ELIMINATIONS /
                                                                         ROUNDING                TOTAL
                                                                    ------------------    ------------------

Operating revenues                                                                 45                   708
                                                                    ----------------------------------------

Direct costs and expenses
   Cost of energy sold including delivery fees                                     60                   207
   Operating costs                                                                  -                    40
   Depreciation and amortization                                                   (1)                   55
                                                                    ----------------------------------------
      Total direct costs and expenses                                              59                   302
                                                                    ----------------------------------------

Gross margin                                                                      (14)                  406

Other costs and expenses
   Selling, general and administrative expenses                                   (11)                  184
   Non-operating depreciation and other amortization                               (1)                  (19)
   Franchise and revenue-based taxes                                                -                   (23)
   Other income                                                                    (2)                  (90)
   Other deductions                                                                 1                 1,130
   Interest income                                                                 74                     8
   Interest expense and related charges                                           (74)                  (89)
                                                                    ----------------------------------------
      Total other costs and expenses                                              (13)                1,101
                                                                    ----------------------------------------

Income (loss) from continuing operations before income taxes, extraordinary gain and cumulative effect of changes in
   accounting principles                                                           (1)                 (695)

Income tax expense (benefit)                                                       (1)                 (210)
                                                                    ----------------------------------------

Income (loss) from continuing operations before extraordinary gain
   and cumulative effect of changes in accounting principles                        -                  (485)

Income (loss) from discontinued operations, net of tax effect                       -                   304

Extraordinary gain, net of tax                                                      -                    16

Cumulative effect of changes in
   accounting principles, net of tax benefit                                        -                    68
                                                                    ----------------------------------------

Net income (loss)                                                                   -                   (97)

Exchangeable preferred membership interest buyback premium                          -                   849

Preference stock dividends                                                          -                     -
                                                                    ----------------------------------------

Net income (loss) available to common shareholders                                  -                  (946)
                                                                    ========================================


Average shares of common stock outstanding, basic (millions)
Average shares of common stock outstanding, diluted (millions)                                          (22)
                                                                                                        (79)
Per share of common stock:
   Basic earnings:
     Income (loss) from continuing operations before cumulative
           effect of changes in accounting principles                            0.00                 (1.49)
     Income (Loss) from discontinued operations, net of tax effect              (0.00)                 1.03
     Extraordinary loss, net of tax effect                                          -                  0.05
     Cumulative effect of changes in accounting principles,
          net of tax benefit                                                    (0.00)                 0.21
     Exchangeable preferred membership interest buyback premium                     -                 (2.83)
     Preference stock dividends                                                     -                     -
     Net income (loss) available for common stock                                0.00                 (3.03)

   Diluted earnings:
     Income (loss) from continuing operations before cumulative
           effect of changes in accounting principles                            0.00                 (1.36)
     Income (Loss) from discontinued operations, net of tax effect                  -                  1.06
     Extraordinary loss, net of tax effect                                          -                  0.05
     Cumulative effect of changes in accounting principles,
          net of tax benefit                                                    (0.00)                 0.18
     Exchangeable preferred membership interest buyback premium                     -                 (2.83)
     Preference stock dividends                                                     -                 (0.01)
     Net income (loss) available for common stock                                0.00                 (2.91)

Dividends declared                                                                                    0.438

                                  Page 3 of 3